UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Sterling Consolidated Corp.

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

1105 Green Grove Road

Neptune, NJ 07753
Phone: (732) 918-8004

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Darren DeRosa

Chief Executive Officer

Sterling Consolidated Corp.

1105 Green Grove Road, Neptune, NJ 07753
Phone: (732) 918-8004

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Legal & Compliance, LLC 330 Clematis Street, Suite 217 West Palm Beach, FL 33401 Phone: 561-514-0936 Fax: 561-514-0832

3050	93-1207631
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Preliminary Offering Circular

February 14, 2018

Subject to Completion

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Circular filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

STERLING CONSOLIDATED CORP

$1,000,000 Minimum Offering Amount (1,111,111 Shares of Common Stock)

$50,000,000 Maximum Offering Amount (55,555,555 Shares of Common Stock)

Sterling Consolidated Corp., a Nevada corporation (the “Company”), is offering a minimum of 1,111,111 shares of Common Stock and a maximum of 55,555,555 shares of Common Stock (the “Offered Shares”), par value of $0.001 per share (the “Common Stock”), on a “best efforts” basis. The minimum offering amount (“Minimum Offering Amount”) is $1,000,000 and the maximum offering amount (“Maximum Offering Amount”) is $50,000,000. We expect that the fixed initial public offering price per share will be from $0.25 to $0.90 per share upon qualification of the Offering Statement (as defined below) by the Securities and Exchange Commission (“SEC”). In computing the minimum and maximum number of shares of Common Stock, we assumed an initial public offering price of $0.90 per share of Common Stock, which is the upper end of the price range from $0.25 to $0.90 per share. The issuer intends to price this offering after qualification pursuant to Rule 253(b). In computing the aggregate offering price of this offering, which is up to $50,000,000, the issuer used the upper end of the range, which is $0.90, as required by Rule 253(b)(2)(ii).

This Offering will terminate on the date which is ninety (90) days immediately following the date of qualification, subject to extension for up to ninety (90) days provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before the date which is ninety (90) days immediately following the date of qualification, or the end of the ninety (90) day extension, if exercised, then we will close on the minimum offering amount (the “Initial Closing”) and this offering will continue until the earliest of (i) the date which is ninety (90) days after the Initial Closing, (ii) a date which is less than ninety (90) days after the Initial Closing, or (iii) the date on which the maximum offering amount is sold (such earliest date, the “Termination Date”). If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares, and until the Termination Date. The Company will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing, the eligibility of additional investors under applicable laws and coordination with the commencement of exchange trading of our Common Stock.

Until we achieve the minimum offering amount, the proceeds for the offering will be kept in a non-interest bearing account (the “Offering Escrow Account”). Upon achievement of the minimum offering amount and the closing on such amount, the proceeds from the minimum offering amount will be distributed to us and the associated Offered Shares will be issued to the investors. Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to us and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and without interest. Segal Gebski PLLC at 110 Maiden Lane, 33rd Floor, New York, NY 10005 will serve as the Offering Escrow Account agent. Checks should be made payable to Segal Gebski PLLC (the “Deposit Account Agent”) as deposit account agent for Sterling Consolidated Corp.

The minimum purchase requirement per investor is $1,000; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. We expect to commence the sale of the Offered Shares as of the date on which the Offering Statement the (“Offering Statement”) of which this Offering Circular is a part, is qualified by the SEC.

Our Common Stock is quoted on the OTC Pink tier of the OTC Markets under the symbol, “STCC.” On February 12, 2018, the last reported sale price of our Common Stock on the OTC Pink was $0.157 per share.  The Company’s Common Stock was formerly listed on the OTCQB of OTC Markets under the same symbol, and the Company has reapplied for certification for listing on the OTCQB, however there can be no assurance that such application will be successful.

We have not engaged a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”), as an underwriter to offer the Offered Shares to prospective investors in the United States.

A maximum of $50,000,000 of Offered Shares will be offered worldwide. No sales of Offered Shares will be made anywhere in the world prior to the qualification of the Offering Statement by the SEC in the United States. All Offered Shares will be initially offered in all jurisdictions at the same U.S. dollar price that is set forth in this Offering Circular.

See “Plan of Distribution” and “Description of Capital Stock” for a description of our capital stock.

We are an “emerging growth company,” as such term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended, and we will be subject to reduced public reporting requirements. See “Emerging Growth Company and Smaller Reporting Company Status under the heading “Offering Circular Summary.”

Shares Offered by Company	Number of Shares (1)	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds, Before Expenses, to Company (2)
Per Share
Total Minimum	1,111,111	$1,000,000	$0	$1,000,000
Total Maximum	55,555,555	$50,000,000	$0	$50,000,000

(1) In computing the minimum and maximum number of shares of Common Stock offered by the Company, we assumed an initial public offering price of $0.90 per share of Common Stock, which is the upper end of the price range from $0.25 to $0.90 per share. The fixed initial public offering price per share in the range from $0.25 to $0.90 per share will be determined upon qualification of the Offering Statement by the SEC.  The issuer intends to price this offering after qualification pursuant to Rule 253(b). In computing the aggregate offering price of this offering, which is up to $50,000,000, the issuer used the upper end of the range, which is $0.90, as required by Rule 253(b)(2)(ii).

(2) Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, listing fees, Deposit Account Agent, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering will be approximately $140,000.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in our Common Stock is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the “Risk Factors” section beginning on page 11.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is February 14, 2018.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only our Common Stock offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of the Common Stock.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will plan to assess the need for any copyright, trademark or patent applications on an ongoing basis. However, However, we own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship by us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

OFFERING CIRCULAR SUMMARY

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors”. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “Sterling,” the “Company,” “we,” “our,” “ours” or “us” refer to Sterling Consolidated Corp., a Nevada corporation.

Our Corporate History

We were incorporated in the State of Nevada as Oceanview Acquisition Corp. on January 31, 2011. On May 18, 2012, we amended our Articles of Incorporation to change our name to Sterling Consolidated Corp.

Our largest subsidiary is Sterling Seal & Supply, Inc. (“Sterling Seal”), a New Jersey corporation which was incorporated in 1997. Its predecessor was Sterling Plastic & Rubber Products, Inc., which was also incorporated in New Jersey and was founded in 1970. Sterling Seal engages primarily in the distribution and sale of o-rings, rubber seals, oil seals, custom molded rubber parts, custom Teflon parts, Teflon rods, O-ring cords, bonded seals, O-ring kits, and stuffing box sealant.

We also own real property through our subsidiaries ADDR Properties, LLC (“ADDR”) and Q5 Ventures, LLC (“Q5”). ADDR owns a 28,000 square foot facility in Neptune, New Jersey, that is primarily used by Sterling Seal for its operations. Q5 owns a 5,000 square foot facility that is used by Sterling Seal in Florida.

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In addition, our subsidiary Integrity Cargo Freight Corporation (“Integrity”) is a freight forwarding business. Integrity shares a facility with Sterling Seal and, in addition to third party customers, manages the importation of Sterling Seal’s products and exports products on behalf of Sterling Seal to various countries.

Business Overview

Our core business is the importation and distribution of o-rings, seals and other related products. An o-ring is a highly-engineered circular rubber based product that seals any liquid or gas and is used in the automotive, electrical and industrial sectors. O-rings come in 7 standard materials (Teflon, Viton, EPDM, silicone, Aflas, Nbr and urethane) and there are 380 standard sizes for each material. These are known as “standard o-rings”. In 1980, the last major U.S. manufacturer of standard o-rings ceased manufacturing domestically. Since that time, standard o-ring production has been dominated by Chinese manufacturers and the gasket and seal industry is currently a $63.2 billion industry. This has created a highly fragmented market with many small distributors throughout the United States and Europe selling a highly commoditized product.

Business Strategy

We currently have an estimated 3,000 customers with an average order of approximately $309 per order. As a result, in order to be able to meet customer expectations, we must carry a large inventory (up to $2.8 million) compared to our annual sales which are approximately $5.8 million. We currently inventory approximately 14,000 different SKUs in 33,000 square feet of our two warehouses.

Our latest strategy is to utilize the Blockchain to build out the first Decentralized International Marketplace for O-rings called “DiMO”. The buildout is planned to be done through use of a proprietary internally developed cryptocurrency,” (also called “DiMO”) using the ERC20 token protocol over the Ethereum platform.

Description of the Blockchain

The “Blockchain” refers to a technology pioneered by the creators of Bitcoin, the world’s first cryptocurrency. The Blockchain is simply an indelible record of transactions from party to party such that the entire chronological history of whatever is traveling on the Blockchain can be observed publicly.

The concept of digital currency is actually not new. For example, money is “wired” every day from bank to bank. In the case of bank wires, the banks and their various clearinghouses monitor all of this traffic from bank to bank. Cryptocurrency is simply encrypted digital currency.

Cryptocurrency traveling on the Blockchain can be viewed somewhat as a “public general ledger”. In other words, one can see the movement of the encrypted currency from one party to the other in terms of debits and credits. Further, there is not a central bank or banking organization that monitors these transactions. Instead, similar to open source software, it is monitored by the community. The cryptocurrency community validates the transactions. The community is incentivized to do this and is rewarded for their efforts with units of the currency. This is achieved by something called “mining”.

A Description of Mining

On the Ethereum platform, every 15 seconds or so, mining computers collect a few hundred pending transactions (“a block”) and then turn them into a mathematical puzzle. The first miner to find the solution announces it to the others on the network. The other miners then check whether the sender of the funds has the right to send the funds and has fulfilled his side of the smart contract, and whether the solution to the puzzle is correct. If enough (a majority) of the miners grant their approval, the block is cryptographically added to the ledger and the miners move to the next set of transactions (hence the term “Blockchain”). The miner who found the solution gets rewarded with units of cryptocurrency. All this gives miners an incentive to participate in the system and validate transactions. (Ref: The Economist, January 20, 2018 “How bitcoin mining works”.)

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An example of the Blockchain applied to cryptocurrency:

Definition of a Decentralized Marketplace

Essentially, a decentralized marketplace connects users and providers directly with one another, as opposed to having a middleman in place. For example, Uber is not a decentralized marketplace since to connect a traveler and a driver, you must go through the Uber app (in other words, Uber itself validates transactions). With the DiMO marketplace, we intend that the O-ring purchaser and supplier will be connected directly via the Blockchain and the design of the Blockchain and smart contract system, along with the interested participation of the miners, actually validating transactions. It is planned that a list of all sellers for a particular standard o-ring will be visible which we believe should lead to more competitive pricing for the purchaser.

In 2015, one of the world’s largest cryptocurrencies, Ethereum, created the ERC20 token protocol. “ERC” stands for “Ethereum Request for Comments.” ERC20 defines a common list of rules that all Ethereum tokens shall follow to be accepted and function within the Ethereum network. The ERC20 token protocol allows the creation of a token (cryptocurrency) that utilizes the Ethereum platform to make payments. One unique feature of the Ethereum platform is the utilization of “smart contracts.”

Smart Contracts

CoinDesk a leading publisher and Blockchain educator, describes a smart contract as follows:

“While a standard contract outlines the terms of a relationship (usually one enforceable by laws), a smart contract enforces a relationship with cryptographic code. Put differently, smart contracts are programs that execute exactly as they are set up to by their creators.”

•	Smart contracts can:

o	Function as 'multi-signature' accounts, so that funds are transferred only when a required percentage of people agree via the mining process described above;
o	Manage agreements between users, say, if one buys insurance from the other;
o	Provide utility to other contracts (similar to how a software library works); and
o	Store information about an application, such as domain registration information or membership records.

Thus, in the case of the DiMO marketplace, it is planned that the buyer and seller will execute a smart contract for the purchase and delivery of standard o-rings. The cryptocurrency will not be transferred between the parties until the majority of the DiMO community agrees, via the mining process described above, that both sides of the smart contract (buyer and seller) have met their obligations.

BASIC BLUEPRINT OF THE DiMO MARKETPLACE

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The DiMO marketplace will attempt to address the following issues faced by distributors in the O-ring industry:

Limited Circle of Influence

Currently, if an o-ring purchaser requires something not in its inventory, the purchaser must then call other distributors who are inventorying the product. This is often a small circle of other distributors where a relationship has been built over many years. While comfortable – this is very limiting to the purchaser. If the purchaser’s small circle of distributor contracts does not have the product in stock, the purchasing company must wait until it arrives from overseas which generally has a shipping time of about 8 – 12 weeks. Conversely, with the DiMO marketplace, we believe that the purchaser will have exposure to a far greater number of other members of the o-ring community who have the needed standard o-ring item in inventory and can get it quickly to the purchaser via the DiMO marketplace to satisfy their customer demand.

High Cost of Inventorying o-rings

There are 380 standard sizes for each of the 7 standard materials and over 2,600 items that an o-ring distributor must keep in inventory to cover the whole standard product gamut. Often, distributors can have great difficulty in managing customer needs versus delivery lead times. To keep customer service high requires carrying significant inventory –and thus, significant cost. With the DiMO marketplace, we believe that a distributor would have much more confidence that it can meet its customer needs quickly by filling customer orders off the DiMO marketplace and would therefore be able to carry less inventory. Carrying less inventory will translate into cost savings to a distributor and can vastly improve operating cash flow.

Pricing Competition

Since the o-ring market deals mainly in a commoditized standard product, pricing is very competitive. We believe that allowing a small distributor to see a vast number of sellers carrying the needed standard item will lead to a very competitive price.

Reduced Transaction Costs

Many distributors currently purchase o-rings using a credit card, which could cost a distributor 2-4.5% per transaction in credit card fees. If a distributor is financing its purchase with a line of credit it can pay on average 4-8% in annualized interest. If a distributor uses a letter of credit from a bank it can pay 2-3 % of the transaction value. We believe that the DiMO smart contract system can potentially minimize these fees and anticipate charging a nominal fee of 90 basis points (subject to change at our discretion) of the total transaction value for every transaction executed through the DiMO marketplace. We plan to disclose this transaction fee to the users of the DiMO marketplace and anticipate that collection of such fees will allow Sterling to continue to promote, support, and contribute to the continued success of DiMO to benefit the o-ring industry as a whole.

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Anonymity of Buyer and Seller

Due to complex relationships between manufacturers, their clients and the o-ring distributor community, a seller or buyer may desire anonymity for various reasons. We believe that the DiMO marketplace and the Blockchain can provide this desired anonymity to its participants, since the Blockchain reveals only a numbered “wallet” address, and not the name of the address holder. This way parties can transact business with each other, without each other or others in the community being aware of their identities.

Specifics of the DiMO Marketplace

On January 29, 2018, we entered into a Token Development Agreement (the “TDA”) with Upgrade Digital, Inc., d/b/a BlockchainDriven (“BlockchainDriven”). BlockchainDriven, under the TDA, agreed to serve as a contractor for hire of the Company to design, develop, and implement the DiMO token for the Company according to the functional specifications and related information provided by the Company. Under the TDA, the Company will own the DiMO token and all related intellectual property.

Currency on the DiMO marketplace

It is expected that the DiMO marketplace will exclusively use the Company’s own internally developed cryptocurrency, called “DiMO”. We intend to initially distribute this currency via a cryptodividend to our stockholders.

In order to maximize stockholder value and recoup the investment made to build out the marketplace, the Company also intends to collect a fee of 90 basis points for every transaction on the DiMO marketplace. This fee is planned to be clearly disclosed to all users of the DiMO marketplace and also planned to be collected in the DiMO currency itself.

Creating the DiMO marketplace

We believe that establishing participation in the DiMO marketplace will take a concerted grassroots effort to get a significant enough number of participants on DiMO to make it an effective marketplace. We intend to use multimedia, public relations, group events and one-on-one enlightenment discussions with key members of the o-ring community in order to establish sustained participation in the DiMO marketplace. There can be no assurance that the Company will be able to develop the DiMO marketplace as planned, or at all.

CONTINUATION OF ROLL-UP ACQUISITION STRATEGY

In addition to the roll-out of the DiMO marketplace, the Company plans to continue to seek strategic acquisitions. Since the Company first went public in 2013, we have successfully executed two strategic acquisitions, one in North Carolina and the other in Pennsylvania. Based on the highly fragmented distribution market in the United States, we believe that the market lends itself to such strategic acquisitions. We believe that the roll-up strategy will strengthen the DiMO marketplace effort by making us a larger and more influential member of the o-ring distribution community. Much of our business plan relies on our ability to obtain market acceptance of our products from our colleagues in the industry, as well as our suppliers to become part of the DiMO marketplace and there can be no assurance of this.

COMPETITORS

The largest competitors in the o-ring industry are Parker Hannifin, Bosch and Fastenal. However, there are hundreds of distributors across the United States with sales ranging from $500,000 to $50 million. The Company is not aware of any other o-ring company that has announced or endeavored to apply Blockchain technology to the o-ring industry. However, if a larger, more well-financed competitor entered the Blockchain space, due to our limited financing, we would be at a disadvantage and may not be able to successfully compete against such companies.

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Our Board of Directors

We operate under the direction of our board of directors, Angelo DeRosa, our Chairman, Darren DeRosa who is a director and also our CEO, and Scott Chichester, who is a director and also our CFO, who are accountable to us and our stockholders as fiduciaries. Our board of directors, which currently consists of Angelo DeRosa, Darren DeRosa and Scott Chichester, has ultimate responsibility for our operations, corporate governance, compliance and disclosure. The number of directors are fixed by our board of directors, subject to our articles of incorporation and our bylaws.

Risks Affecting Us

An investment in the Offered Shares involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Offering Circular Summary. These risks include, but are not limited to, the following:

●	the relative newness of cryptocurrency and Blockchain technology;

●	intense competition from larger, better capitalized competitors;

●	vulnerability inherent in the early stages of creation of a cryptocurrency;

●	the early stage of the DiMO marketplace project roll out;

●	assertions by third parties of infringement or other violation by us of their intellectual property rights;

●	our dependence on our executive officers;

●	our dependence on third parties to help us build out our DiMO currency and marketplace;

●	volatility of the price of our Common Stock.

Emerging Growth Company and Smaller Reporting Company Status

Emerging Growth Company. We are a voluntary filer with the SEC and we intend to become subject to the information and periodic reporting requirements of the Exchange Act after the completion of this Offering under Regulation A. We are also an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act ”). As such, if we become subject to the reporting requirements of the Exchange Act, we’ll be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

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We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period, or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Smaller Reporting Company. We are a voluntary filer with the SEC and we intend to become subject to the information and periodic reporting requirements of the Exchange Act after the completion of this Offering under Regulation A. We are also a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings, some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Company Information

Our principal office is located at 1105 Green Grove Rd., Neptune, NJ 07753 and our phone number is (732) 918-8004. Our corporate website address is www.sterlingconsolidated.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Offering Circular. In computing the minimum and maximum number of shares of Common Stock offered by the Company, we assumed an initial public offering price of $0.90 per share of Common Stock, which is the upper range of the price range from $0.25 to $0.90 per share. The fixed initial public offering price per share in the range from $0.25 to $0.90 per share will be determined upon qualification of the Offering Statement by the SEC pursuant to Rule 253(b). In computing the aggregate offering price of this Offering, which is up to $50,000,000, the issuer used the upper end of the range, which is $0.90, as required by Rule 253(b)(2)(ii).

THE OFFERING

Issuer	Sterling Consolidated Corp.

Securities Offered	A minimum of 1,111,111 and a maximum of 55,555,555 shares of our Common Stock, par value $0.001 (“Common Stock”) at an offering price of $0.90 per share (the “Offered Shares”).

Offering Price	$0.90 per Share.

Number of Shares Outstanding Before the Offering	There are outstanding as of February 9, 2018, the following shares of our capital stock: 40,715,540 shares of Common Stock (1) .

Number of Shares Outstanding After the Offering	41,826,651 shares, if the minimum amount of Offered Shares are sold, and 96,271,095 shares, if the maximum amount of Offered Shares are sold.

Minimum offering amount:	1,111,111 shares at $0.90 per share, or $1,000,000

Maximum offering amount:	55,555,555 shares at $0.90 per share, or $50,000,000

Minimum Investment Amount	The minimum subscription amount per investor is $1,000, and subscriptions, once received, are irrevocable.

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Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

U.S. offering:	A maximum of $50,000,000 of Offered Shares will be offered worldwide. No sales of Offered Shares will be made anywhere in the world prior to the qualification of the Offering Circular by the SEC in the United States. All Offered Shares will be initially offered everywhere in the world at the same U.S. dollar price that is set forth in this Offering Circular; after the initial offering of the Offered Shares, the offering price and other selling terms may be subject to change.

Risk factors	Investing in our Common Stock involves risks. See the section entitled “ Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Use of proceeds

If we sell all of the Offered Shares, we estimate that our net proceeds (after our estimated offering expenses) will be approximately $49,860,000. We anticipate that the net proceeds of the Offering will be used for the following purposes in the following order: (a) first towards the fees and expenses (legal, auditing, accounting, transfer agent and financial printer) associated with qualification of Offering under Regulation A; and (b) second towards the implementation of our business plan, including but not limited to, (i) research and development, (ii) buildout of the DiMO marketplace (iii) marketing activities to encourage DiMO marketplace participation; and (c) the balance of capital raised for general corporate purposes, including working capital, sales and marketing activities and general and administrative purposes. See the section titled “Use of Proceeds” for additional information.

Escrow Agent	Until we achieve the minimum offering amount, the proceeds for the offering will be kept in a non-interest bearing account (the “Offering Escrow Account”). Upon achievement of the minimum offering amount and the closing on such amount, the proceeds from the minimum offering amount will be distributed to us and the associated Offered Shares will be issued to the investors. Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to us and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and without interest. Segal Gebski PLLC at 110 Maiden Lane, 33rd Floor, New York, NY 10005 will serve as the Offering Escrow Account agent. Checks should be made payable to Segal Gebski PLLC (the “Deposit Account Agent”) as deposit account agent for Sterling Consolidated Corp.

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(1)	The number of shares of our Common Stock to be outstanding after this offering is based on 40,715,540 shares of our Common Stock outstanding as of February 9, 2018 and does not include:

●	10,800,000 shares of Common Stock issuable upon the exercise of options outstanding as of February 9, 2018, at a weighted average exercise price of $0.03 per share.

SUMMARY HISTORICAL FINANCIAL DATA

The following table summarizes our financial data for the periods and the dates indicated. The statement of operations data for the years ended December 31, 2016 and 2015 and the balance sheet data as of December 31, 2016 and 2015 have been derived from our audited financial statements, included elsewhere in this Offering Circular. The statement of operations data for the nine months ended September 30, 2017 and 2016 and the balance sheet data as of September 30, 2017 have been derived from our unaudited financial statements, included elsewhere in this Offering Circular.

Our historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this Offering Circular.

	Year Ended December 31,		Nine Months Ended June 30,
	2016	2015	2017	2016

Statement of Operations Data
Total revenues	$5,738,965	$6,399,337	$4,939,995	$4,422,717
Cost of sales	4,175,724	5,170,346	3,622,106	3,136,832
Gross profit	1,563,241	1,228,991	1,317,889	1,285,885
Net operating expenses	1,468,425	1,546,442	1,194,692	1,293,078
Income (loss) from operations	94,816	(317,451)	123,197	(7,193)
Net other income (expense)	(183,717)	(326,346)	8,352	(154,674)
Income (loss) before provision for income taxes	(88,901)	(643,797)	131,549	(161,867)
Provision (benefit) for income taxes	(3,610)	(128,568)	(26,113)	(74,747)
Net Income (Loss)	$(85,291)	$(515,229)	$157,662	$(87,120)
Earnings (Loss) per common share
Basic	$0.00	$0.00	$0.00	0.00
Diluted	$0.00	$0.00	$0.00	0.00
Balance Sheet Data (at period end)
Cash and cash equivalents	$6,814	$31,429	$14,264	20,769
Working capital (1)	$1,422,469	$892,538	$1,652,408	1,437,464
Total assets	$5,496,098	$6,391,854	$5,859,863	5,609,118
Total liabilities	$4,726,929	$5,537,210	$4,933,032	4,841,778
Total stockholders’ equity	$769,169	$854,460	$926,831	767,340

(1)	Working capital represents total current assets less total current liabilities.

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RISK FACTORS

The purchase of the securities offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby.

Risks Related to Our Business and Industry

THE PRICES WE PAY AND CHARGE FOR THE PRODUCTS THAT WE SUPPLY, AND THE AVAILABILITY OF SUCH PRODUCTS GENERALLY, MAY FLUCTUATE DUE TO A NUMBER OF FACTORS BEYOND OUR CONTROL WHICH CAN LEAD TO AN ADVERSE EFFECT ON THE COMPANY.

We purchase large quantities of o-rings and other rubber seals from our suppliers for distribution to our customers. At times pricing and availability of these products change depending on many factors outside of our control, such as general global economic conditions, competition, consolidation of seal producers, cost and availability of raw materials necessary to produce rubber and other materials found in the products we carry, production levels, labor costs, freight and shipping costs, natural disasters, political instability, import duties, tariffs and other trade restrictions, currency fluctuations and surcharges imposed by our suppliers.

We seek to maintain our profit margins by attempting to increase the prices we charge for the products we supply in response to increases in the prices we pay for them. However, demand for the products we supply, the actions of our competitors, our contracts with certain of our customers and other factors largely out of our control will influence whether, and to what extent, we can pass any such cost increases and surcharges on to our customers. If we are unable to pass on higher costs and surcharges to our customers, or if we are unable to do so in a timely manner, our business, financial condition, results of operations and liquidity could be materially and adversely affected.

Alternatively, if the price of the raw materials decreases significantly or if demand for the products we supply decreases because of increased customer, manufacturer or distributor inventory levels of o-rings and other seals, we may be required to reduce the prices we charge for the products we supply to remain competitive. These factors may affect our gross profit and cash flow and may also require us to write-down the value of inventory on hand that we purchased prior to the steel price decreases, which could materially and adversely affect our business, financial condition, results of operations and liquidity.

Our business could also be negatively impacted by the importation of lower-cost seals into the U.S. market. An increase in the level of imported lower-cost products could adversely affect our business to the extent that we then have higher-cost products in inventory or if prices and margins are driven down by increased supplies of such products. These events could also have a material adverse effect on our profit margins and results of operations.

In addition, the domestic and international O-ring industry has experienced consolidation in recent years. Further consolidation could result in a decrease in the number of our major suppliers or a decrease in the number of alternative supply sources available to us, which could make it more likely that termination of one or more of our relationships with major suppliers would result in a material adverse effect on our business, financial condition, results of operations or cash flows. Consolidation could also result in price increases for the products that we purchase. Such price increases could have a material adverse effect on our business, financial condition, results of operations or cash flows if we were not able to pass these price increases on to our customers.

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WE MAY EXPERIENCE UNEXPECTED SUPPLY SHORTAGES WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We supply products from a wide variety of vendors and suppliers. In the future we may have difficulty obtaining the products we need from suppliers and manufacturers as a result of unexpected demand or production difficulties. Also, products may not be available to us in quantities sufficient to meet customer demand. Failure to fulfill customer orders in a timely manner could have an adverse effect on our relationships with these customers. Our inability to obtain products from suppliers and manufacturers in sufficient quantities to meet demand could have a material adverse effect on our business, results of operations and financial condition.

WE MAINTAIN AN INVENTORY OF PRODUCTS FOR WHICH WE DO NOT HAVE FIRM CUSTOMER ORDERS. AS A RESULT, IF PRICES OR SALES VOLUMES DECLINE, OUR PROFIT MARGINS AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

Our profitability, margins and cash flows may be negatively affected if we are unable to sell our inventory in a timely manner. Because we maintain substantial inventories of specialty seal products for which we do not have firm customer orders, there is a risk that we will be unable to sell our existing inventory at the volumes and prices we expect, or sell such existing inventory at all.

OUR BUSINESS IS SENSITIVE TO ECONOMIC DOWNTURNS AND ADVERSE CREDIT MARKET CONDITIONS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND LIQUIDITY.

Aspects of our business, including demand for and availability of the products we supply, are dependent on, among other things, the state of the global economy and adverse conditions in the global credit markets. Our business has been affected in the past and may be affected in the future by the following:

•	our customers reducing or eliminating capital expenditures as a result of reduced demand from their customers;
•	our customers not being able to obtain sufficient funding at a reasonable cost or at all as a result of tightening credit markets, which may result in delayed or cancelled projects or maintenance expenditures;
•	our customers not being able to pay us in a timely manner, or at all, as a result of declines in their cash flows or available credit;
•	experiencing supply shortages for certain products if our suppliers reduce production as a result of reduced demand for their products or as a result of limitations on their ability to access credit for their operations;
•	experiencing tighter credit terms from our suppliers, which could increase our working capital needs and potentially reduce our liquidity; and
•	the value of our inventory declining if the sales prices we are able to charge our customers decline.

As a result of these and other effects, economic downturns have, and could in the future, materially and adversely affect our business, financial condition, results of operations and liquidity.

In addition, market disruptions, could adversely affect the creditworthiness of lenders under our debt facilities. Any reduced credit availability under our credit facilities could require us to seek other forms of liquidity through financing in the future and the availability of such financing will depend on market conditions prevailing at that time.

WE RELY ON OUR SUPPLIERS TO MEET THE REQUIRED SPECIFICATIONS FOR THE PRODUCTS WE PURCHASE FROM THEM, AND WE MAY HAVE UNREIMBURSED LOSSES ARISING FROM OUR SUPPLIERS’ FAILURE TO MEET SUCH SPECIFICATIONS.

We rely on our suppliers to provide mill certifications that attest to the specifications and physical and chemical properties of the seals that we purchase from them for resale. We generally do not undertake independent testing of any such seals but rely on our customers or assigned third-party inspection services to notify us of any products that do not conform to the specifications certified by the manufacturers. We may be subject to customer claims and other damages if products purchased from our suppliers are deemed to not meet customer specifications. These damages could exceed any amounts that we are able to recover from our suppliers or under our insurance policies. Failure to provide products that meet our customer’s specifications would adversely affect our relationship with such customer, which could negatively impact our business and results of operations.

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LOSS OF KEY SUPPLIERS COULD DECREASE OUR SALES VOLUMES AND OVERALL PROFITABILITY.

Consistent with industry practice, we do not have long-term contracts with any of our suppliers. Therefore, all of our suppliers have the ability to terminate their relationships with us or reduce their planned allocations of product to us at any time. The loss of any of these suppliers due to merger or acquisition, business failure, bankruptcy or other reason could put us at a competitive disadvantage by decreasing the availability or increasing the prices, or both, of products we supply, which in turn could result in a decrease in our sales volumes and overall profitability.

LOSS OF THIRD-PARTY TRANSPORTATION PROVIDERS UPON WHICH WE DEPEND, FAILURE OF SUCH THIRD-PARTY TRANSPORTATION PROVIDERS TO DELIVER HIGH QUALITY SERVICE OR CONDITIONS NEGATIVELY AFFECTING THE TRANSPORTATION INDUSTRY COULD INCREASE OUR COSTS AND DISRUPT OUR OPERATIONS.

We depend upon third-party transportation providers for delivery of products to our customers. Shortages of transportation vessels, transportation disruptions or other adverse conditions in the transportation industry due to shortages of truck drivers, strikes, slowdowns, piracy, terrorism, disruptions in rail service, closures of shipping routes, unavailability of ports and port service for other reasons, increases in fuel prices and adverse weather conditions could increase our costs and disrupt our operations and our ability to deliver products to our customers on a timely basis. We cannot predict whether or to what extent any of these factors would affect our costs or otherwise harm our business. In addition, the failure of our third-party transportation providers to provide high quality customer service when delivering product to our customers would adversely affect our reputation and our relationship with our customers and could negatively impact our business and results of operations.

SIGNIFICANT COMPETITION FROM A NUMBER OF COMPANIES COULD REDUCE OUR MARKET SHARE AND HAVE AN ADVERSE EFFECT ON OUR SELLING PRICES, SALES VOLUMES AND RESULTS OF OPERATIONS.

We operate in a highly competitive industry and compete against a number of other market participants, some of which have significantly greater financial, technological and marketing resources than we do. We compete primarily on the basis of pricing, availability of specialty products and customer service. We may be unable to compete successfully with respect to these or other competitive factors. If we fail to compete effectively, we could lose market share to our competitors. Moreover, our competitors’ actions could have an adverse effect on our selling prices and sales volume. To compete for customers, we may elect to lower selling prices or offer increased services at a higher cost to us, each of which could reduce our sales, margins and earnings. There can be no assurance that we will be able to compete successfully in the future, and our failure to do so could adversely affect our business, results of operations and financial condition.

THE DEVELOPMENT OF ALTERNATIVES TO SEAL PRODUCT DISTRIBUTORS IN THE SUPPLY CHAIN IN THE INDUSTRIES IN WHICH WE OPERATE COULD CAUSE A DECREASE IN OUR SALES AND RESULTS OF OPERATIONS AND LIMIT OUR ABILITY TO GROW OUR BUSINESS.

If our customers were to acquire or develop the capability and desire to purchase products directly from our suppliers in a competitive fashion, it would likely reduce, or potentially completely eliminate, our sales volume and overall profitability. Our suppliers also could expand their own local sales forces, marketing capabilities and inventory stocking capabilities and sell more products directly to our customers. Likewise, customers could purchase from our suppliers directly in situations where large orders are being placed and where inventory and logistics support planning are not necessary in connection with the delivery of the products. These and other actions that remove us from, limit our role in, or reduce the value that our services provide in the distribution chain could materially and adversely affect our business, financial condition and results of operations.

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CHANGES IN THE PAYMENT TERMS WE RECEIVE FROM OUR SUPPLIERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY.

The payment terms we receive from our suppliers are dependent on several factors, including, but not limited to, our payment history with the supplier, the supplier’s credit granting policies, contractual provisions, our credit profile, industry conditions, global economic conditions, our recent operating results, financial position and cash flows and the supplier’s ability to obtain credit insurance on amounts that we owe them. Adverse changes in any of these factors, many of which may not be wholly in our control, may induce our suppliers to shorten the payment terms of their invoices. Given the large amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers, and consequently may have a material adverse effect on our business, results of operations and financial condition.

WE ARE A HOLDING COMPANY WITH NO REVENUE GENERATING OPERATIONS OF OUR OWN. WE DEPEND ON THE PERFORMANCE OF OUR SUBSIDIARIES AND THEIR ABILITY TO MAKE DISTRIBUTIONS TO US.

We are a holding company with no business operations, sources of income or assets of our own other than our ownership interests in our subsidiaries. Because all of our operations are conducted by our subsidiaries, our cash flow and our ability to repay debt that we currently have and that we may incur after this offering and our ability to pay cash dividends to our stockholders are dependent upon cash dividends and distributions or other transfers from our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Any right that we have to receive any assets of or distributions from any of our subsidiaries upon the bankruptcy, dissolution, liquidation or reorganization of any such subsidiary, or to realize proceeds from the sale of their assets, will be junior to the claims of that subsidiary’s creditors, including trade creditors and holders of debt issued by that subsidiary.

WE RELY UPON SEVERAL MAJOR CUSTOMERS; THE LOSS OF ANY OF THE MAIN CUSTOMERS WILL ADVERSELY AFFECT OUR BUSINESS PERFORMANCE.

We rely upon our major customers for a substantial portion of our sales. As of December 31, 2016 and 2015 one (1) customer represented. 10.7% and 16.4% of accounts receivable, respectively. This same customer accounted for 11.4% and 10.0% of sales for the years ended December 31, 2016 and December 31, 2015, respectively. We have not entered into formal agreements with this customer. Loss of this customer or any of our larger customers could adversely affect our business performance and profitability.

SHORTAGES OR INTERRUPTIONS IN THE SUPPLY OR DELIVERY OF OUR PRODUCTS COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

We are dependent on frequent deliveries of products that meet our specifications. Shortages or interruptions in the supply of products caused by unanticipated demand, problems in production or distribution, inclement weather or other conditions could adversely affect the availability, quality and cost of supplies, which would adversely affect our operating results.

FAILURE TO COMPLY WITH THE LAWS ADMINISTERED BY THE U.S. FEDERAL MARITIME COMMISSION COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

Integrity Cargo is regulated by the Federal Maritime Commission. The Federal Maritime Commission (FMC) is an independent regulatory agency responsible for the regulation of ocean-borne transportation in the foreign commerce of the U.S. The principal statutes or statutory provisions administered by the Commission are: the Shipping Act of 1984, the Foreign Shipping Practices Act of 1988, section 19 of the Merchant Marine Act, 1920, and Public Law 89-777. Failure to comply with these laws could subject us to penalties and other adverse consequences.

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OUR REAL ESTATE HOLDING COMPANIES AND FREIGHT FORWARDING BUSINESS RELY UPON STERLING SEAL AND SUPPLY INC. FOR A MAJORITY OF THEIR REVENUE. LOSS OF CUSTOMERS BY STERLING SEAL WILL ADVERSELY AFFECT THE BUSINESS PERFORMANCE OF OUR OTHER CONSOLIDATING ENTITIES.

ADDR and Q5 rely on generating a majority of their respective revenues from Sterling Seal and Supply Inc. In addition, 52% of the revenues of our freight forwarding business, Integrity Cargo, are derived from Sterling Seal and Supply Inc. In the event that Sterling Seal and Supply Inc. has any material disruptions in business or its revenues or profits decrease substantially, our other subsidiaries may not be able to sustain operations.

DUE TO THE GLOBAL NATURE OF OUR BUSINESS, WE COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF THE FCPA AND VARIOUS INTERNATIONAL TRADE AND EXPORT LAWS.

The global nature of our business creates various domestic and local regulatory challenges. The Foreign Corrupt Practices Act (“FCPA”) generally prohibits U.S.-based companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these and other anti-bribery laws. We operate in parts of the world that experience corruption by government officials to some degree and, in certain circumstances, compliance with anti-bribery laws may conflict with local customs and practices. Our global operations require us to import from various countries, which geographically stretches our compliance obligations. To help ensure compliance, our anti-bribery policy and training on a global basis provide our employees with procedures, guidelines and information about anti-bribery obligations and compliance. However, such anti-bribery policies will not always protect us from reckless, criminal or unintentional acts committed by our employees, agents or other persons associated with us. If we are found to be in violation of the FCPA or other anti-bribery laws (either due to acts or inadvertence of our employees, or due to the acts or inadvertence of others), we could suffer criminal or civil penalties or other sanctions, which could have a material adverse effect on our business.

WE RELY ON OUR INFORMATION TECHNOLOGY SYSTEMS TO MANAGE NUMEROUS ASPECTS OF OUR BUSINESS AND CUSTOMER AND SUPPLIER RELATIONSHIPS, AND A DISRUPTION OF THESE SYSTEMS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We depend on our information technology, or IT, systems to manage numerous aspects of our business transactions and provide analytical information to management. Our IT systems are an essential component of our business and growth strategies, and a disruption to our IT systems could significantly limit our ability to manage and operate our business efficiently. These systems are vulnerable to, among other things, damage and interruption from power loss, including as a result of natural disasters, computer system and network failures, loss of telecommunications services, operator negligence, loss of data, security breaches and computer viruses. Any such disruption could adversely affect our competitive position and thereby our business, financial condition and results of operations.

WE COULD BE SUBJECT TO PERSONAL INJURY, PROPERTY DAMAGE, PRODUCT LIABILITY, WARRANTY, ENVIRONMENTAL AND OTHER CLAIMS INVOLVING ALLEGEDLY DEFECTIVE PRODUCTS THAT WE SUPPLY.

The products we supply are often used in potentially hazardous applications that could result in death, personal injury, property damage, environmental damage, loss of production, punitive damages and consequential damages. Actual or claimed defects in the products we supply may result in our being named as a defendant in lawsuits asserting potentially large claims despite our not having manufactured the products alleged to have been defective. We may offer warranty terms that exceed those of the supplier, or we and the supplier may be financially unable to cover the losses and damages caused by any defective products that it manufactured and we supplied. Finally, the third-party supplier may be in a jurisdiction where it is impossible or very difficult to enforce our rights to obtain contribution in the event of a claim against us.

WE MAY NOT HAVE ADEQUATE INSURANCE FOR POTENTIAL LIABILITIES.

In the ordinary course of business, we may be subject to various product and non-product related claims, laws and administrative proceedings seeking damages or other remedies arising out of our commercial operations. We maintain insurance to cover our potential exposure for most claims and losses. However, our insurance coverage is subject to various exclusions, self-retentions and deductibles, may be inadequate or unavailable to protect us fully, and may be canceled or otherwise terminated by the insurer. Furthermore, we face the following additional risks under our insurance coverage:

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•	we may not be able to continue to obtain insurance coverage on commercially reasonable terms, or at all;
•	we may be faced with types of liabilities that are not covered under our insurance policies, such as damage from environmental contamination or terrorist attacks, and that exceed any amounts we may have reserved for such liabilities;
•	the amount of any liabilities that we may face may exceed our policy limits and any amounts we may have reserved for such liabilities; and
•	we may incur losses resulting from interruption of our business that may not be fully covered under our insurance policies.

Even a partially uninsured claim of significant size, if successful, could materially and adversely affect our business, financial condition, results of operations and liquidity. However, even if we successfully defend ourselves against any such claim, we could be forced to spend a substantial amount of money in litigation expenses, our management could be required to spend valuable time in the defense against these claims and our reputation could suffer, any of which could harm our business and financial condition.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMENT OF ADDITIONAL QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer service, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF ANGELO AND DARREN DEROSA, AND SCOTT CHICHESTER, OUR OFFICERS AND DIRECTORS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Angelo DeRosa, our Chairman of the Board, Darren DeRosa, our director and Chief Executive Officer, and Scott R. Chichester, our director and CFO.  The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

BECAUSE WE DO NOT CURRENTLY HAVE AN AUDIT COMMITTEE, COMPENSATION COMMITTEE OR ANY OTHER FORM OF CORPORATE GOVERNANCE COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON OUR DIRECTORS, NONE OF WHOM ARE INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit committee, compensation committee or any form of corporate governance committees comprised of an independent director. The Board, performs these functions as a whole. None of our directors are independent directors.

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Risks Related To This Offering

UPON THE COMPLETION OF THIS OFFERING, THE CONCENTRATION OF OUR CAPITAL STOCK OWNERSHIP WITH OUR FOUNDERS, EXECUTIVE OFFICERS, AND MEMBERS OF THE DEROSA FAMILY WILL LIKELY LIMIT AN INVESTOR’S ABILITY TO INFLUENCE CORPORATE MATTERS.

Upon completion of this offering, it is expected that the executive officers and directors, Darren DeRosa and Angelo DeRosa will own or have options on approximately 67.11% of our outstanding common stock. In addition, it is expected that members of the DeRosa family will own and control approximately 67.11% of our outstanding common stock. See “Certain Relationships and Related-Party Transactions.” As a result, these stockholders, acting individually or together, can exercise significant influence over our business policies and affairs, including the power to nominate a majority of the members of our board of directors. Because of such power and because our board of directors is responsible for appointing the members of our senior management team, our founders and key employees could affect any attempt by independent stockholders to replace current members of our management team. In addition, our founders and key employees and the DeRosa family in general can control any action requiring the general approval of our stockholders, including the adoption of amendments to our certificate of incorporation and bylaws and the approval of mergers or sales of substantially all of our assets. It is possible that the interests of certain of our founders and other key employees may, in certain circumstances, conflict with our interests, the interests of our other founders, key employees or minority stockholders, including you. For example, the concentration of ownership and voting power of our founders and key employees may delay, defer or even prevent an acquisition by a third party or other change of control involving us and may make some transactions more difficult or impossible without their support, even if such events are in the best interests of our minority stockholders. As a result, our founders and key employees could pursue transactions that may not be in our best interests which could have a material adverse effect on our business, financial condition or results of operations.

AFTER THE COMPLETION OF THIS OFFERING, WE INTEND TO BECOME SUBJECT TO THE INFORMATION AND PERIODIC REPORTING REQUIREMENTS OF THE EXCHANGE ACT. IF WE BECOME SUBJECT TO THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT, AND IF WE ARE UNABLE TO IMPLEMENT AND MAINTAIN EFFECTIVE INTERNAL CONTROL OVER FINANCIAL REPORTING IN THE FUTURE, INVESTORS MAY LOSE CONFIDENCE IN THE ACCURACY AND COMPLETENESS OF OUR FINANCIAL REPORTS AND THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE.

We intend to become subject to the information and periodic reporting requirements of the Exchange Act after the completion of this Offering. If we become subject to the reporting requirements of the Exchange Act, as a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we will be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We plan to design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is ineffective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Stock could be negatively affected. We also could become subject to investigations by the stock exchange on which the securities are listed, the Commission, or other regulatory authorities, which could require additional financial and management resources.

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WE ARE A VOLUNTARY FILER WITH THE SEC AND AFTER THE COMPLETION OF THIS OFFERING, WE INTEND TO BECOME SUBJECT TO THE INFORMATION AND PERIODIC REPORTING REQUIREMENTS OF THE EXCHANGE ACT. IF WE BECOME SUBJECT TO THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT, WE’LL ALSO QUALIFY AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We intend to become subject to the information and periodic reporting requirements of the Exchange Act after this completion of this Offering. If we become subject to the reporting requirements of the Exchange Act, we’ll qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and the price of our securities may be more volatile.

WE ARE A VOLUNTARY FILER WITH THE SEC AND AFTER THE COMPLETION OF THIS OFFERING, WE INTEND TO BECOME SUBJECT TO THE INFORMATION AND PERIODIC REPORTING REQUIREMENTS OF THE EXCHANGE ACT. IF WE BECOME SUBJECT TO THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT, WE’LL ALSO QUALIFY AS AN EMERGING GROWTH COMPANY, MEANING THAT OUR AUDITOR WILL NOT BE REQUIRED TO ATTEST TO THE EFFECTIVENESS OF OUR INTERNAL CONTROLS.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company or a smaller reporting company as defined under rules promulgated by the SEC. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and no longer qualify as a smaller reporting company, we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

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THIS IS A FIXED PRICE OFFERING AND THE FIXED OFFERING PRICE MAY NOT ACCURATELY REPRESENT THE CURRENT VALUE OF US OR OUR ASSETS AT ANY PARTICULAR TIME. THEREFORE, THE PURCHASE PRICE YOU PAY FOR THE OFFERED SHARES MAY NOT BE SUPPORTED BY THE VALUE OF OUR ASSETS AT THE TIME OF YOUR PURCHASE OR IN THE FUTURE.

This is a fixed price offering, which means that the offering price for our Shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in our sole discretion. The fixed offering price for the Offered Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for the Offered Shares may not be supported by the current value of our Company or our assets at any particular time.

OUR MANAGEMENT TEAM WILL HAVE IMMEDIATE AND BROAD DISCRETION OVER THE USE OF THE NET PROCEEDS FROM THIS OFFERING AND WE MAY USE THE NET PROCEEDS IN WAYS WITH WHICH YOU DISAGREE.

The net proceeds from our offering will be immediately available to our management to use at their discretion after the minimum amount under this Offering has been raised. We anticipate that the net proceeds of this Offering will be used for the following purposes in the following order: (a) first towards the fees and expenses (legal, auditing, accounting, transfer agent and financial printer) associated with qualification of Offering under Regulation A; and (b) second towards the implementation of our business plan, including but not limited to, (i) research and development, (ii) expansion of our product line, and (iii) sales and marketing activities; and (c) the balance of capital raised for general corporate purposes, including working capital, sales and marketing activities and general and administrative purposes. See “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

WE CANNOT GUARANTEE THAT WE WILL SELL ANY SPECIFIC NUMBER OF COMMON STOCK SHARES IN THIS OFFERING OR ANY SHARES AT ALL.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter's due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner.

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Risks Relating to Our Common Stock

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE BECAUSE OF SEVERAL FACTORS, INCLUDING A LIMITED PUBLIC FLOAT.

The market price of our Common Stock has been volatile in the past and the market price of our Common Stock is likely to be highly volatile in the future. You may not be able to resell shares of our Common Stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results, including the loss of a large or key customer or vendor;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of Common Stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our Common Stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock, regardless of our actual operating performance.

BECAUSE OUR OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS WILL MAKE ALL MANAGEMENT DECISIONS, YOU SHOULD ONLY PURCHASE OUR SECURITIES IF YOU ARE COMFORTABLE ENTRUSTING OUR DIRECTORS AND OFFICERS TO MAKE ALL DECISIONS.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our securities unless you are willing to entrust all aspects of our management to our officers and directors.

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AFTER THE COMPLETION OF THIS OFFERING UNDER REGULATION A, WE INTEND TO BECOME SUBJECT TO THE INFORMATION AND PERIODIC REPORTING REQUIREMENTS OF THE EXCHANGE ACT. IF WE BECOME SUBJECT TO THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT, WE MAY INCUR SIGNIFICANT COSTS TO CONTINUE TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We are currently a voluntary filer with the SEC and we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we may incur significant costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE CURRENTLY A VOLUNTARY FILER WITH THE SEC, BUT AFTER THE COMPLETION OF THIS TIER II REGULATION A OFFERING WE’LL BE REQUIRED TO FILE CERTAIN REPORTS UNDER REGULATION A, AND FUTHER IF WE DECIDE TO BECOME SUBJECT TO EXCHANGE ACT REPORTING REQUIREMENTS AFTER THE COMPLETION OF THIS REGULATION A OFFERING, AS CURRENTLY PLANNED WE’LL INCUR SIGNIFICANT COSTS ASSOCIATED WITH SUCH REPORTING OBLIGATIONS.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Once we become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

1.          Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.          Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

3.          Tax Information. On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE NECESSARY ADDITIONAL CAPITAL, OR IF WE ARE UNABLE TO DO SO ON TERMS ACCEPRABLE TO THE COMPANY, OUR BUSINESS MAY FAIL OR OUR OPERATING RESULTS AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED.

We will need to secure adequate funding for opportunities we may encounter. Such opportunities may include acquiring complementary businesses, securing new marketing and sales opportunities, giving bonuses to employees to reward them for past service and incentivize them for future successes. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail our operations and our business could fail.

OUR ISSUANCE OF ADDITIONAL COMMON STOCK IN EXCHANGE FOR SERVICES OR TO REPAY DEBT WILL DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS AND COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

We may generally issue shares of Common Stock and Common Stock issuable upon exercise of stock options to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. It is possible that we will issue additional shares of Common Stock under circumstances we may deem appropriate at the time. Issuances of additional shares of our Common Stock will cause dilution to our shareholders and could have a negative impact on the market price of our Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 40,715,540 shares of our Common Stock outstanding as of February 9, 2018, approximately 6,877,540 shares are tradable without restriction. In addition, all of the shares of Common Stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act. Given the limited trading of our Common Stock, resale of even a small number of shares of our Common Stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our Common Stock.

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PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKEOVER WHICH MAY NOT BE IN THE BEST INTEREST OF OUR STOCKHOLDERS.

Provisions of our Articles of Incorporation and our Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders. Further, our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue additional series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.

BECAUSE WE ARE ACCEPTING CRYPTOCURRENCY FOR OUR STOCK, WE WILL BEAR MARKET RISK FROM THE TIME WE COLLECT THE PROCEEDS IN THE FORM OF CRYPTOCURRENCY AND CONVERT THOSE FUNDS TO US DOLLARS OR OTHER FIAT CURRENCY.

The currency markets are volatile compared to the fiat markets and can move 100% or more in one day. As such, we could lose significant value, and thus, utilization of the use of proceeds we have collected in the form of cryptocurrency if there is a market correction or significant volatility while we are converting it. We will have to bear the market risk from the time we collect the cryptocurrency as payment to the time that we convert those funds to the US Dollar or other Fiat currency, if in fact we are even able to make such a conversion.

Risks Related to the Cryptocurrency Dividend and Cryptocurrency in General

THERE MAY BE NO LIQUID MARKET FOR THE DIMO CRYPTOCURRENCY.

Since the DiMO marketplace has not been built out yet, and there is no guarantee the DiMO marketplace will be built out by the Dividend Distribution date of December 14, 2018, or ever. It is possible that upon receipt of the Cryptocurrency Property Dividend, it will have little to no value. If the DiMO marketplace does not get built out, it is likely the DiMO currency will also have no value.

IT MAY BE DIFFICULT TO CONVERT OUR DIMO CRYPTOCURRENCY, AS WELL AS CRYPTOCURRENCY GENERALLY, IN TO U.S. DOLLARS OR OTHER FIAT CURRENCIES.

Even if there is a ready market for the DiMO token or any cryptocurrency via a cryptocurrency exchange or exchanges, many such exchanges limit how much currency can be converted back to fiat currency. The DiMO or other cryptocurrency holder would be subject to significant market risk during the conversion period, which due to some strict conversion limits, may stretch beyond one year depending on the size of the cryptocurrency position. Holders of DiMO or any cryptocurrency may be unable to ever convert the cryptocurrency they hold into a fiat currency.

THERE IS SIGNIFICANT REGULATORY RISK WITH REGARD TO CRYPTOCURRENCY AND CRYPTOCURRENCY EXCHANGES.

As cryptocurrency is a relatively new and disruptive technology there is considerable uncertainty regarding its regulation. Additionally, cryptocurrency exchanges, the main way cryptocurrency holders are able to buy/sell or trade the cryptocurrency, may themselves become more heavily regulated or shut down altogether if they cannot meet the regulatory burden imposed upon them. Such shutdowns may have an adverse effect on the price of DiMO and therefore value of the cryptocurrency dividend. Further, please be advised that on December 11, 2017, the SEC released a statement on Cryptocurrencies and Initial Coin Offerings. Please review this statement carefully, it can be viewed at: https://www.sec.gov/news/public-statement/statement-clayton-2017-12-11.

A HACK OF EITHER THE COMPANY, YOUR OWN WALLET, OR AN EXCHANGE HOLDING YOUR CRYPTOCURRENCY, MAY HAVE AN ADVERSE EFFECT ON THE VALUE OF THE CYPTOCURRENCY DIVIDEND, OR LEAD TO A TOTAL LOSS.

There have been several well-documented hacks in which cryptocurrency has been stolen outright from the legal owner. Additionally, cryptocurrency issuers have been hacked causing “forks” or splits in the cryptocurrency that could decrease its value. Lastly, some exchanges have been hacked in which case the owners have also lost their cryptocurrency altogether. If the DiMO marketplace suffers such an attack, it would negatively affect the value of the DiMO and could lead to a total loss of value of the cryptocurrency dividend.

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EVEN IF THE CRYPTOCURRENCY DIVIDEND IS SUCCESFUL, IF THE CRYPTOCURRENCY DIVIDEND HOLDER LOSES THE ENCRYPTION KEY TO THE CRYPTOCURRENCY, THE CRYPTOCURRENCY MAY BE LOST FOREVER.

Even if the cryptocurrency dividend is successful, if a cryptocurrency holder loses the encryption key to his/her cryptocurrency it is quite possible that the actual cryptocurrency would be unrecoverable. This would lead to a holder losing not only their actual cryptocurrency but also losing any opportunity to get the underlying value of the cryptocurrency.

THERE IS NO GUARANTEE THAT THE MARKET WILL ACCEPT DIMO AS A VALID CRYPTOCURRENCY.

The cryptocurrency market is growing very rapidly, as there are currently over 1,464 cryptocurrencies in circulation. Because there are already so many cryptocurrencies in existence, there is no guarantee that the o-ring community will embrace or accept the DiMO marketplace or the DiMO currency, and therefore the cryptocurrency dividend may turn out to be worthless.

SINCE THE DIMO MARKETPLACE IS NOT YET BUILT OUT THERE MAY BE UNFORSEEN TECHNOLOGICAL DIFFICULTIES IN EXECUTING IT AS WE ENVISION IT AND WE MAY NOT BE ABLE TO ESTABLISH IT IN THE TIME FRAME WE HOPE TO OR EVER.

At the moment, the DiMO marketplace is still in the early stage strategic planning phase and there may be issues in developing it that we are not currently envisioning. This may lead to delays in its build-out or prevent us from building it out altogether. If this were to occur, it could have a severe adverse effect on the value of DiMO and our Company’s stock price.

THERE MAY BE FLAWS, BUGS OR MISTAKES IN USING THE DIMO MARKETPLACE.

Since cryptocurrency is a relatively new technology, virtually all of our users will likely have little or no experience with its use. Additionally, transactions on the Blockchain are indelible and cannot be reversed. As such, mistakes may occur that could lead to financial loss for suppliers or purchasers that may lead to an aversion to using the DiMO marketplace in the future. If such aversion becomes widespread, it could lead to the failure of the entire DiMO marketplace.

THE O-RING COMMUNITY, INCLUDING A SMALL NUMBER OF INFLUENTIAL SUPPLIERS MAY NOT EMBRACE THE DIMO MARKETPLACE.

In endeavoring to build out the DiMO marketplace, we are of the mind that its existence and use would be beneficial to the industry as a whole. However, since cryptocurrency is a very new technology that is not yet widely understood there is no guarantee that either distributors or suppliers will embrace its use. This includes a small number of approximately 10 larger and influential suppliers in Asia. If they, as a group, do not embrace the DiMO marketplace, it may lead to its failure altogether since a majority of o-ring production occurs in Asia.

BLOCKCHAIN AND CRYPTOCURRENCY ARE NOT OUR CORE BUSINESS. AS SUCH, WE ARE RELYING HEAVILY ON THE ADVICE AND EXPERTISE OF OUR CONSULTANTS.

Since Blockchain technology and cryptocurrency are not our core business, we are relying on the advice of our consultants, BlockchainDriven, to guide us in this area. On January 29, 2018, we entered into a Token Development Agreement BlockchainDriven. BlockchainDriven, under the TDA, agreed to serve as a contractor for hire of the Company to design, develop, and implement the DiMO token for the Company according to the functional specifications and related information provided by the Company. Under the TDA, the Company will own the DiMO token and all related intellectual property. If they are not successful in advising us, we would have to find another development firm or seek advice in a field that is so new that there is not a deep well of experts. In doing so, we may not be able to find and engage someone qualified to assist with our strategic plans. If we are unable to do so, it would have a negative effect on our Company.

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THE DIMO CURRENCY IS NOT LEGAL TENDER, AND IS NOT BACKED BY THE GOVERNMENT, AND ACCOUNTS AND VALUE BALANCES ARE NOT SUBJECT TO FEDERAL DEPOSIT INSURANCE CORPORATION OR SECURITIES INVESTOR PROTECTION CORPORATION (“SIPC”) PROTECTIONS.

The DiMO currency is not legal tender, is not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protections. Future holders of DiMO must be fully aware of the foregoing, and that DiMO is not currently a legal tender, and may not ever be able to be used to make any purchases on the DiMO marketplace, if in fact such a marketplace can be created.

ALTERNATIVE CRYPTOCURRENCY COINS AND PLATFORMS MAY BE ESTABLISHED IN THE O-RING SPACE THAT COMPETE WITH OR ARE MORE WIDELY USED THAN THE DIMO CURRENCY OR THE DIMO MARKETPLACE.

It is possible that alternative cryptocurrency coins and platforms may be established in the o-ring space that compete with or are more widely used than the DiMO currency or the DiMO marketplace. These alternatives may utilize the same or similar protocols as those underlying DiMO token and DiMO marketplace to enable participants in the o-ring industry to use alternative cryptocurrencies to buy and sell o-rings, which could negatively impact the DiMO token and DiMO marketplace.

THE DIMO CURRENCY OR DIMO MARKETPLACE MAY BE THE TARGET OF MALICIOUS CYBERATTACKS OR MAY CONTAIN EXPLOITABLE FLAWS IN THE UNDERLYING CODE, WHICH MAY RESULT IN SECURITY BREACHES AND THE LOSS OR THEFT OF DIMO TOKENS.

If the DiMO currency or DiMO marketplace security is compromised or if the DiMO currency or the DiMO marketplace are subjected to attacks that frustrate or thwart the users’ ability to access the DiMO marketplace, users may cut back on or stop using the DiMO currency or DiMO marketplace altogether, which would have a negative effect on our business plan and overall business, and could render the DiMO currency or DiMO marketplace to be of little to no value. Further, the DiMO currency or the DiMO marketplace may also be the target of malicious attacks seeking to identify and exploit weaknesses in the software which may result in the loss or theft of DiMO tokens.

THE FURTHER DEVELOPMENT AND ACCEPTANCE OF BLOCKCHAIN NETWORKS, WHICH ARE PART OF A NEW AND RAPIDLY CHANGING INDUSTRY, ARE SUBJECT TO A VARIETY OF FACTORS THAT ARE DIFFICULT TO EVALUATE.

The slowing or stopping of the development or acceptance of Blockchain networks and Blockchain assets would have an adverse material effect on the successful development and adoption of the DiMO currency or the DiMO marketplace. The growth of the Blockchain industry in general, as well as the Blockchain networks on which the DiMO currency or the DiMO marketplace plan to rely, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency and cryptosecurity industry, as well as Blockchain networks, include, without limitation:

•	worldwide growth in the adoption and use of cryptocurrencies, and other Blockchain technologies;

•	government and quasi-government regulation of cryptocurrencies, and other Blockchain assets and their use, or restrictions on or regulation of access to and operation of Blockchain networks or similar systems;

•	the maintenance and development of the open-source software protocol of the cryptocurrency networks;

•	changes in consumer demographics and public tastes and preferences;

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•	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks;

•	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptosecurities.

A decline in the popularity or acceptance of cryptocurrencies or other Blockchain-based tokens would adversely affect the Company’s business plan with regard to the DiMO currency or DiMO marketplace, and may render the DiMO currency to be of little to no value.

USE OF PROCEEDS

We anticipate that the net proceeds of the Offering will be used for the following purposes in the following order: (a) first towards the fees and expenses (legal, auditing, accounting, listing fees, transfer agent and financial printer) associated with qualification of Offering under Regulation A; and (b) second towards the implementation of our business plan, including but not limited to, (i) research and development, (ii) expansion of our product line, and (iii) sales and marketing activities; and (c) the balance of capital raised for general corporate purposes, including working capital, sales and marketing activities and general and administrative purposes. In the event that we sell less than the maximum shares offered in the Offering, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment or consulting agreements.

In computing the estimated use of proceeds, we assumed an initial public offering price of $0.90 per share of Common Stock, which is the upper range of the price range from $0.25 to $0.90 per share. We intend to price this offering after qualification pursuant to Rule 253(b). In computing the aggregate offering price of this offering, which is up to $50,000,000, the issuer used the upper end of the range, which is $0.90, as required by Rule 253(b)(2)(ii). We anticipate that the proceeds of this Offering will be $50,000,000, without accounting for expenses, if all of the Shares offered hereunder are purchased. However, we cannot guarantee that we will sell all or any of the Shares we are offering and we cannot assure that they can be sold for the purchase price that we ultimately set for the Offering. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 50%, 75%, or 100% of the Shares being offered in the Offering:

	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$25,000,000	$37,500,000	$50,000,000

Net Proceeds	25,000,000	37,500,000	50,000,000

Our intended use of the net proceeds is as follows:
Offering Expenses	(140,000)	(140,000)	(140,000)
Enhancements to the DiMO Cryptocurrency and Research and Development of the DiMO marketplace	(750,000)	(750,000)	(750,000)
Mergers and Acquisitions	(12,500,000)	(18,750,000)	(25,000,000)
Integration and Marketing of the DiMO cryptocurrency and the DiMO marketplace	(7,450,000)	(11,575,000)	(9,300,000)
Working Capital	(160,000)	(6,285,000)	(8,410,000)
Total Use of Proceeds	$25,000,000	$37,500,000	$50,000,000

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	If 2% of Shares Sold	If 20% of Shares Sold	If 35% of Shares Sold
Gross Proceeds	$1,000,000	$10,000,000	$17,500,000

Net Proceeds	1,000,000	10,000,000	17,500,000

Our intended use of the net proceeds is as follows:
Offering Expenses	(140,000)	(140,000)	(140,000)
Enhancements to the DiMO cryptocurrency and Research and Development of the DiMO marketplace	(750,000)	(750,000)	(750,000)
Mergers and Acquisitions	(0)	(5,000,000)	(8,750,000)
Integration and Marketing of the DiMO cryptocurrency and the DiMO marketplace	(100,000)	(2,500,000)	(4,975,000)
Working Capital	(10,000)	(1,610,000)	(2,885,000)
Total Use of Proceeds	$1,000,000	$10,000,000	$17,500,000

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of September 30, 2017.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes included elsewhere in this Offering Circular. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of September 30, 2017
Actual

Cash and cash equivalents	$14,264
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized and 40,715,540 shares issued and outstanding on an actual basis	40,716
Preferred stock, $0.001 par value; 10,000,000 shares authorized and no shares issued and outstanding on an actual basis	-
-
Additional paid-in capital	1,446,278
Accumulated deficit	(560,163)
Total stockholders’ equity	926,831
Total capitalization	$941,095

The number of shares of Common Stock outstanding excludes the following securities (unless stated otherwise above):

●	10,800,000 shares of our Common Stock issuable upon the exercises of our outstanding options exercisable at a price of $0.03 per share through December 26, 2022.

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MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Markets Group. The OTC Market is a computer network that provides information on current “bids” and “asks”, as well as volume information. The Company’s Common Stock was formerly listed on the OTCQB of OTC Markets under the same symbol, and the Company has reapplied for certification for listing on the OTCQB, however there can be no assurance that such application can be successful.

The following table sets forth the range of high and low closing bid quotations for our Common Stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

On February 12, 2018, our Common Stock closed at $0.157.

2016
January 1 - March 31	$.05	$.012
April 1 - June 30	$.05	$.025
July 1 - September 30	$.03	$.02
October 1 - December 31	$.0347	$.0112
2017
January 1 - March 31	$.0847	$.0112
April 1 - June 30	$.07	$.0327
July 1 – September 30	$.08	$.0211
October 1 – December 31	$0.25	$.03

Holders of Common Stock

As of February 9, 2018, 40,715,540 shares of our Common Stock were issued and outstanding and held by approximately 57 holders of record.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Dividends

The Company has not declared any cash dividends in the last two fiscal years. On February 14, 2018, the Company declared a property dividend planned to be payable on December 14, 2018, to common stockholders of record as of October 26, 2018. The dividend is planned to be in the form of the Company’s internally developed cryptocurrency called DiMO and is planned to be paid out at the rate of 950 DiMO tokens for each share of common stock held as of record date of October 26, 2018. The Company plans to file an Issuer Company-Related Action Notification Form with FINRA in advance of the planned record date, as required.

DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined by us. That public offering price is subject to change as a result of market conditions and other factors. The principal factors considered in determining the public offering price of the shares included:

●	the information in this Offering Circular, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

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●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the market price of our Common Stock quoted on the OTC Pink Marketplace;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of Common Stock sold in this offering will exceed the pro forma net tangible book value per share of Common Stock after the offering. As of September 30, 2017, our net tangible book value was approximately $926,831, or $0.02 per share, assuming the exercise of all outstanding options to purchase Common Stock. Net tangible book value is the value of our total tangible assets less total liabilities.

Based on an assumed initial offering price of $0.90 per one share of Common Stock, of which there can be no assurance, the upper range of the price range set forth on the cover page of this Offering Circular, on an as adjusted basis as of September 30, 2017, after giving effect to the offering of shares of Common Stock and the application of the related net proceeds, our net tangible book value is estimated to be:

(i) $50,926,831, or $0.48 per share of Common Stock, assuming the sale of 100% of the shares offered (55,555,555 shares) with net proceeds in the amount of $50,000,000; and

(ii) $38,426,831, or $0.41 per share of Common Stock, assuming the sale of 75% of the shares offered (41,666,667 shares) with net proceeds in the amount of $37,500,000; and

(iii) $25,926,831, or $0.33 per share of Common Stock, assuming the sale of 50% of the shares offered (27,777,778 shares) with net proceeds in the amount of $25,000,000.

Purchasers of shares of Common Stock in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75% or 50% of the shares being offered in this offering:

Percentage of offering shares of Common Stock sold	100%	75%	50%
Assumed offering price per share of Common Stock (1)	$0.90	$0.90	$0.90
Net tangible book value per share of Common Stock before this offering	$0.02	$0.02	$0.02
Increase in net tangible book value per share attributable to new investors	$0.46	$0.39	$0.31
Pro forma net tangible book value per share after this offering	$0.48	$0.41	$0.33
Immediate dilution in net tangible book value per share to new investors	$0.42	$0.49	$0.57

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Percentage of offering shares of Common Stock sold	35%	20%	4%
Assumed offering price per share of Common Stock (1)	$0.90	$0.90	$0.90
Net tangible book value per share of Common Stock before this offering	$0.02	$0.02	$0.02
Increase in net tangible book value per share attributable to new investors	$0.25	$0.16	$0.02
Pro forma net tangible book value per share after this offering	$0.27	$0.18	$0.04
Immediate dilution in net tangible book value per share to new investors	$0.63.	$0.72	$0.86

(1)	In computing, the above, we assumed an initial public offering price of $0.90 per share of Common Stock, which is the upper range of the price range from $0.25 to $0.90 per share. We intend to price this offering after qualification pursuant to Rule 253(b). In computing the aggregate offering price of this offering, which is up to $50,000,000, the issuer used the upper end of the range, which is $0.90, as required by Rule 253(b)(2)(ii).

The following tables sets forth depending upon whether we sell 100%, 75%, 50%, 35%, 20% or 4% of the shares being offered in this offering, as of September 30, 2017, the number of shares of Common Stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of Common Stock in this offering, after giving pro forma effect to the exercise of all outstanding warrants and options to purchase Common Stock, and the new investors in this offering at the assumed offering price of $0.90 per share of Common Stock, the upper range of the price range set forth on the cover page of this Offering Circular, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated offering expenses.

	100% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of September 30, 2017	40,715,540	38.0%	$1,446,278	2.8%	$0.04
Assumed exercise of options to purchase common stock	10,800,000	10.1%	$324,000	.6%	$0.03
New investors	55,555,555	51.9%	$50,000,000	96.6%	$0.90
Total	107,071,095	100.0%	$51,770,278	100.0%	$0.48

	75% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of September 30, 2017	40,715,540	43.7%	$1,446,278	3.7%	$0.04
Assumed exercise of options to purchase common stock	10,800,000	11.6%	$324,000	.8%	$0.03
New investors	41,666,667	44.7%	$37,500,000	95.5%	$0.90
Total	93,182,207	100.0%	$39,270,278	100.0%	$0.42

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	50% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of September 30, 2017	40,715,540	51.3%	$1,446,278	5.4%	$0.04
Assumed exercise of issued and outstanding options to purchase common stock prior to the Offering	10,800,000	13.7%	$324,000	1.2%	$0.03
New investors	27,777,778	35.0%	$25,000,000	93.4%	$0.90
Total	79,293,318	100.0%	$26,770,278	100.0%	$0.34

	35% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of September 30, 2017	40,715,540	57.4%	$1,446,278	7.51%	$0.04
Assumed exercise of issued and outstanding options to purchase common stock prior to the Offering	10,800,000	15.2%	$324,000	1.68%	$0.03
New investors	19,444,444	27.4%	$17,500,000	90.9%	$0.90
Total	70,959,984	100.0%	$19,270,278	100.0%	$0.27

	20% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of September 30, 2017	40,715,540	65.0%	$1,446,278	12.3%	$0.04
Assumed exercise of issued and outstanding options to purchase common stock prior to the Offering	10,800,000	17.3%	$324,000	2.8%	$0.03
New investors	11,111,111	17.4%	$10,500,000	84.9%	$0.90
Total	62,626,651	100.0%	$11,770,278	100.0%	$0.19

	4% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of September 30, 2017	40,715,540	77.4%	$1,446,278	52.2%	$0.04
Assumed exercise of issued and outstanding options to purchase common stock prior to the Offering	10,800,000	20.5%	$324,000	11.7%	$0.03
New investors	1,111,111	2.1%	$1,000,000	36.1%	$0.90
Total	52,626,651	100.0%	$2,770,278	100.0%	$0.05

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PLAN OF DISTRIBUTION

Underwriting

We are currently undertaking this offering without an underwriter. Currently, we have not engaged any broker dealers to distribute our stock. We intend to sell our stock directly to the public using social media, Internet marketing, and other traditional marketing methods. No party inside or outside of the Company will be compensated for selling our stock.

ERISA Considerations

Special considerations apply when contemplating the purchase of Shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ ERISA ”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “ Plan ”). A person considering the purchase of the Offered Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Marketability

Our Common Stock is currently quoted on the OTC Pink Current Information and OTC Pink tier of the OTC Markets. The Company’s Common Stock was formerly listed on the OTCQB of OTC Markets under the same symbol, and the Company has reapplied for certification for listing on the OTCQB, however there can be no assurance that such application can be successful. The OTC Markets is maintained by OTC Market Group, Inc. The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Notwithstanding our Common Stock being quoted on the OTC Markets, a purchaser of the Offered Shares may not be able to resell them. Broker-dealers may be discouraged from effecting transactions in our Common Stock because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

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The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit the market liquidity of the Offered Shares and impede the sale of our Offered Shares in the secondary market, assuming one develops.

Foreign Regulatory Restrictions on Purchase of the Offered Shares

We have not taken any action to permit a public offering of our Offered Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of Offered Shares and the distribution of the prospectus outside the United States.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

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(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date this Offering Circular is declared qualified by the SEC. This offering will terminate on the date which is ninety (90) days immediately following the date of qualification, subject to extension for up to ninety (90) days; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before the date which is ninety (90) days immediately following the date of qualification, or the end of the ninety (90) day extension, if exercised, then we will close on the minimum offering amount (the “Initial Closing”) and this offering will continue until the earliest of (i) the date which is ninety (90) days after the Initial Closing, or (ii), a date which is less than ninety (90) days after the Initial Closing or (iii) the date on which the maximum offering amount is sold (such earliest date, the “Termination Date”). If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares, and until the Termination Date. Our company will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing, the eligibility of additional investors under applicable laws and coordination with the commencement of exchange trading of our Common Stock.

Procedures for Subscribing

After this Offering is Qualified by the SEC, if you decide to subscribe for any Common Stock in this Offering, you should:

Go to the Offering page at https://sterlingconsolidated/rega, click on the “Invest” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us, a Subscription Agreement; and

2.	Deliver funds in the form of USD, Bitcoin, Ether, Litecoin or Bitcoin Cash. In the case of USD – delivery can be only by ACH, wire transfer, check or delivery for the amount set forth in the Subscription Agreement directly to the specified bank account maintained by the Deposit Account Agent. In the case of Bitcoin, Ether, Litecoin or Bitcoin Cash – delivery can only be made directly to the Company wallet as indicated at www.sterling-rega.com.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this Offering Circular. Further, we will not accept any USD or cryptocurrency until the SEC declares the Offering Statement qualified.

Following the initial closing on the minimum offering amount, we anticipate that we may hold one or more additional closings for purchases of the Offered Shares until the offering is fully subscribed or we terminate the Offering. Proceeds will be held with the Deposit Account Agent in an Offering Deposit Account until closing occurs.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of Common Stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the shares of Common Stock for your own account and that your rights and responsibilities regarding your shares of Common Stock will be governed by our chart and bylaws, each filed as an exhibit to the Offering Circular of which this offering circular is a part.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Deposit Account Agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Non-U.S. investors may participate in this Offering by depositing their funds in the Offering Deposit Account held at Segal Gebski PLLC. Any such funds that the Deposit Account Agent receives shall be held on deposit until the applicable closing of the Offering or such other time as determined by the Company, and then used to complete securities purchases, or returned if this Offering fails to close.

DIVIDEND POLICY

The Company has not previously declared any dividends. On February 14, 2018, the Company declared a one-time property dividend planned to be payable on December 14, 2018, to common stockholders of record as of October 26, 2018. The dividend is planned to be in the form of the Company’s internally developed cryptocurrency called DiMO and is planned to be paid out at the rate of 950 DiMO tokens for each share of common stock held as of record date. The Company plans to file an Issuer Company-Related Action Notification Form with FINRA in advance of the planned record date, as required. We believe that the tax treatment of the dividend shall be as follows:

The notice provides that provides that virtual currency is treated as property for U.S. Federal tax purposes. General tax principles that apply to property transactions apply to transactions using virtual currency. (Ref: IR-2014-36, March 24, 2014)

Additionally, we are relying on SEC Release 33-929, and CDI 103.01 and consider the dividend is exempt from federal securities registration. However, despite the foregoing, there can be no assurance that our understanding of the foregoing is correct or that the IRS or SEC would not disagree with our understanding.

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Details of the Planned Cryptocurrency Property Dividend

Cryptocurrency has been functional since the development of Bitcoin in 2009. There are currently more than 1,464 cryptocurrencies in existence The Company has internally developed a supply of 100,000,000,000 DiMO tokens that we believe, adhere to the ERC20 protocol and we believe therefore should be functional on the existing Ethereum platform including the utilization of smart contracts. The Company has not distributed any tokens as of the date of this filing. The 100,000,000,000 DiMO tokens have been deployed on the Ethereum Testnet called Rinkeby on the Mist Browser (https://github.com/ethereum/mist/wiki) on February 10, 2018. Rinkeby is a portion of the Ethereum platform known as a “testnet” that allows for the creation of a token on a publicly viewable network (and not yet on the main Ethereum network) for development and security reasons. The DiMO tokens can be found publicly by searching the following Rinkeby site:

https://rinkeby.etherscan.io/

On January 29, 2018, we entered into a Token Development Agreement (the “TDA”) with Upgrade Digital, BlockchainDriven. BlockchainDriven, under the TDA, agreed to serve as a contractor for hire of the Company to design, develop, and implement the DiMO token for the Company according to the functional specifications and related information provided by the Company and gleaned from the Company’s previous engagement with BlockchainDriven. Under the TDA, the Company owns the DiMO token and all related intellectual property. BlockchainDriven assisted us with the deployment of the DiMO token on the Rinkeby testnet on the Ethereum platform on February 10, 2018. A screenshot of the ownership of 100 billion DiMO tokens and the Rinkeby testnet public address of the Company can be viewed here:

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The existing token currently has the following functionality based on ERC20 standard functions:

•	ERC20 standard function: totalSupply

This function allows an instance of the contract to calculate and return the total amount of DiMO tokens that exists in circulation.

•	ERC20 standard function: balanceOf

This function allows a smart contract to store and return the balance of the DiMO tokens of the provided public address in the Rinkeby testnet of the Ethereum network.

•	ERC20 standard function: approve

This function allows smart contract administrator to approve one public address to withdraw a given amount of DiMO tokens from another public address

•	ERC20 standard function: allowance

This function returns the amount of DiMO tokens which one public address is still allowed to withdraw from another public address

•	ERC20 standard function: transfer

This function allows smart contract administrator to send 100,000,000,000 of DiMO tokens to another public address in the Rinkeby testnet of the Ethereum network.

•	ERC20 standard function: transferFrom

This function allows sending a given amount of DiMO tokens from one public address to another public address in the Rinkeby testnet of the Ethereum network.

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We expect between Dividend Declaration date of February 14, 2018 and Payment Date of December 14, 2018, that we will make software upgrades to the code, including but not limited to the following:

•	Enhanced security against hacks

•	Enhanced functionality for the smart contract administrator

•	Enhanced control over token supply

Once the Company is certain the token is secure, bug free, and reasonably protected against hacks, the Company intends to clone the code and deploy the token on the Main Ethereum network for distribution to shareholders. The metrics of the token, however, will remain fixed as of the Dividend Declaration date of February 14, 2018. There can be no assurance that the Company can accomplish the foregoing as planned, or at all.

Cryptocurrency Dividend Metrics

Forfeiture of Dividend by Company Executives:

In order to not skew the metrics of the crypto dividend distribution, Angelo and Darren DeRosa, the Company’s Chairman of the Board and Chief Executive Officer and Director, respectively, have agreed to forego the rights to receive the dividend on all but 4,100,000 shares each of their common stock.

Company Holdbacks

The Company plans to retain 9,858,851,528 DiMO tokens as an initial reserve to be used for working capital and general business purposes. Additionally, the Company plans to retain a number of DiMO tokens equal to 25% of the total DiMO tokens distributed on the planned dividend payment date of December 14, 2018.

Retirement of Undistributed DiMO Tokens

If this Offering is not fully subscribed, the Company plans to retire any undistributed DiMO tokens over and above the initial reserve and the calculated company dividend holdbacks, as described above.

As a result, the metrics of the dividend, assuming a fully subscribed Maximum Offering, are as follows:

Name of Beneficial Owner	Dividend Eligible Shares Beneficially Owned After This Offering	Total Tokens In Circulation after Stock Offering	% of Circulating Supply (5)

Darren DeRosa (1)	4,100,000	3,895,000,000	3.89%
Angelo DeRosa (2)	4,100,000	3,895,000,000	3.89%
Scott Chichester (3)	4,627,000	4,395,650,000	4.40%
Frederick Zink (4)	535,000	508,250,000	0.51%
Pre-offering existing common stockholders	6,990,781	6,641,241,950	6.64%
New Reg A common stockholders	55,555,555	52,777,776,828	52.78%
Company Dividend Holdback		18,028,229,694	18.03%
Initial Reserve		9,858,851,528	9.86%
Total Circulating Supply	75,908,336	100,000,000,000	100.0%

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(1)	Darren DeRosa is the Company’s CEO and a Director.
(2)	Angelo DeRosa is the Company’s Chairman.
(3)	Scott Chichester is the Company’s CFO and a Director.
(4)	Fred Zink is the President of Sterling Seal, one of the Company’s subsidiaries.
(5)	Circulating supply refers to the total number of tokens in circulation including those held in treasury by the Company.

DESCRIPTION OF THE BUSINESS

Organization

We were incorporated in the State of Nevada as Oceanview Acquisition Corp. on January 31, 2011. On May 18, 2012, we amended our Articles of Incorporation to change our name to Sterling Consolidated Corp.

We are a holding company, and all of our operations are conducted through our four subsidiaries: Sterling Seal & Supply, Inc. (“Sterling Seal”), ADDR Properties, LLC (“ADDR”), Q5 Ventures, LLC (“Q5”), and Integrity Cargo Freight Corporation (“Integrity”). In June 2012, these four entities became subsidiaries of the Company through an Equity Exchange Agreement by which the shareholders of Sterling Seal, ADDR, Q5, and Integrity became shareholders of the Company and in exchange the Company received all of the authorized and outstanding shares of Sterling Seal, ADDR, Q5, and Integrity. We issued a total of 33,817,040 shares of our common stock to the shareholders of Sterling Seal, ADDR, Q5 and Integrity.

Our largest subsidiary is Sterling Seal & Supply, Inc., a New Jersey corporation which was incorporated in 1997. Its predecessor was Sterling Plastic & Rubber Products, Inc., which was also incorporated in New Jersey and was founded in 1970. Sterling Seal engages primarily in the distribution and sale of o-rings, rubber seals, oil seals, custom molded rubber parts, custom Teflon parts, Teflon rods, o-ring cord, bonded seals, o-ring kits, and stuffing box sealant.

We also own real property through our subsidiaries ADDR Properties LLC, a New Jersey LLC formed in 2010 and Q5, a Florida LLC formed in 2006. ADDR owns a 28,000 square foot facility in Neptune, New Jersey, that is primarily used by Sterling Seal for its operations. Q5 owns a 5,000 square foot facility that is used by Sterling Seal in Florida.

In addition, our subsidiary Integrity Cargo Freight Corporation (“Integrity”) is a freight forwarding business. Integrity shares a facility with Sterling Seal and, in addition to 3rd party customers, manages the importation of Sterling Seal’s products and exports products on behalf of Sterling Seal to various countries.

In March of 2016, the Company sold its commercial building in Cliffwood Beach, New Jersey. The sale price was $625,000 and the Company recognized a loss on the sale of $39,910. The Company received $562,327 in cash at closing with $20,000 held in escrow for repairs. $14,826 of the $20,000 in escrow was returned to the Company on August 1, 2016.

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Business Strategy

We currently have an estimated 3,000 customers for our products with an average order of approximately $309 per/order. As a result, in order to be able to meet customer expectations, we must carry a large inventory (up to $2.8 million) compared to our annual sales which are roughly $5.8 million.  We currently inventory approximately 14,000 different SKUs in 33,000 square feet of our 2 warehouses. Our latest strategy is to utilize the Blockchain to build out the first Decentralized International Marketplace for O-rings called “DiMO”. The buildout is planned to be done through use of a proprietary internally developed cryptocurrency (also called “DiMO”) using the ERC20 token protocol over the Ethereum platform.

Description of the Blockchain

The “blockchain” refers to a technology pioneered by the creators of Bitcoin, the world’s first cryptocurrency. The Blockchain is simply an indelible record of transactions from party to party such that the entire chronological history of whatever is traveling on the Blockchain can be observed publicly.

The concept of digital currency is actually not new. For example, money is “wired” every day from bank to bank. In the case of bank wires, the bank and their various clearinghouses monitor all of this traffic from bank to bank. Crypto currency is simply encrypted digital currency.

In terms of cryptocurrency traveling on the Blockchain, it can be viewed somewhat as a “public general ledger”. In other words, one can see the movement of the encrypted currency from one party to the other in terms of debits and credits. Further, there is not a central bank or banking organization that monitors these transactions. Instead, similar to open source software, it is monitored by the community. The cryptocurrency community validates the transactions through the process of mining. The community is incentivized to do this and is rewarded for their efforts with units of the currency.

A Description of Mining:

On the Ethereum platform, every 15 seconds or so, mining computers collect a few hundred pending transactions (“a block”) and then turn them into a mathematical puzzle. The first miner to find the solution announces it to the others on the network. The other miners then check whether the sender of the funds has the right to send the funds and has fulfilled his side of the smart contract, and whether the solution to the puzzle is correct. If enough (a majority) of the miners grant their approval, the block is cryptographically added to the ledger and the miners move to the next set of transactions (hence the term “Blockchain”). The miner who found the solution gets rewarded with units of cryptocurrency. All this gives miners an incentive to participate in the system and validate transactions. (Ref: The Economist, Jan 20, 2018 “How bitcoin mining works”.)

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Principal Products and Services and Markets and Distribution Methods of Products and Services

Sterling Seal & Supply, Inc.

Our largest subsidiary is Sterling Seal. Sterling Seal engages primarily in the distribution and sale of o-rings, rubber seals, oil seals, custom molded rubber parts, custom Teflon parts, Teflon rods, O-ring cord, bonded seals, O-ring kits, and stuffing box sealant. Primarily Sterling Seal purchases its products from Asian sources and re-sells such products to U.S. customers.

O-rings are one of the simplest, yet most engineered, precise, and useful seal designs. They are one of the most common and important elements of machine design. O-rings and the other products that Sterling Seal sells are used in a wide variety of industries, including automotive, pump, transmissions, oil and energy, machinery, and packaging. These products are utilized primarily as seals to prevent leakage of liquids or air. Most of the products carried by Sterling Seal are made of rubber, but some are coated and the rubber compound can change upon customer request.

Sterling Seal sells directly to smaller distributors and original equipment manufacturers in need of seals. It offers a catalogue of standard sizes, and will take orders for special sizes not available in the standard catalogue. In order to satisfy the needs of our customers and stay competitive, Sterling Seal always maintains a wide variety of products in substantial quantities at its main warehouse in Neptune, New Jersey, as well as its other facilities in the United States including in Florida and Pennsylvania. The products that we hold in inventory at our warehouse are standard products that are most often ordered. If a customer orders a product that is not in our inventory, we order the product from one of our suppliers in China or try and obtain it from one of our U.S. domestic competitors.

We have approximately 3,300 customers that place orders with us for the delivery of O-ring or similar products. Our largest customer is a southeastern U.S. manufacturer/distributor of automotive/industrial products. As of December 31, 2016 and 2015 the foregoing customer represented. 10.7% and 16.4% of accounts receivable, respectively. This same customer accounted for 11.4% and 10.0% of sales for the years ended December 31, 2016 and December 31, 2015, respectively.

Other automotive customers are Precision International, Fruedenberg and Sonnax Transmissions.  We stock a variety of rubber seals to service pool filter and pump manufacturers.  We also distribute our products to many resellers of replacement parts and pool stores.  Bay State Pool and Horizon Pool and Spa are two of our larger accounts in the pool industry.

A large portion of our customer base services the plumbing and industrial industries.  These accounts include, Fastenal, Kaman Industrial and Eastern Industrial.  They are localized to service a wide range of products, but they purchase o-rings and rubber seals from Sterling.

Sterling Seal receives requests for quotations electronically and by fax daily from its various customers. The sales force then reviews each request, and responds with a “quoted” price for delivery and price. If such a quote is accepted, the customer responds with a purchase order for a specific price and delivery.

After a purchase order is accepted and we do not have the ordered product in our inventory, we then contact one of our suppliers. All of our suppliers are located in China. In determining which suppliers to use, we look for suppliers that deliver quality products in a timely manner. We do not have any long term contracts with any of our suppliers. The following is the list of our 10 largest principal suppliers:

-	Progum Elastomer Technology Co., Ltd.

-	Ivy Seals Group Corp.

-	Ge Mao Rubber Ind. Co.

-	Escort Seals

-	Rubber Best Industry Corp.

-	Wyatt Seal, Inc.

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-	Best Ring Industrial

-	Supaseal Ltd.

-	Goodway Rubber Ind Co Ltd

-	AnySeals, Inc.

O-ring and rubber seals are generally considered commodities, meaning that such goods are fungible and there is little if any distinction between the various producers and suppliers of the products. None of the products sold by Sterling Seal are under patent and there are no intellectual property or licensing issues. Sterling Seal sets itself apart from other similarly situated companies though the variety and quality of its inventory, the price point at which it sells its various products, and its ability to deliver products to customers on time. The time it takes us to deliver the ordered product to a customer will mainly depend on whether we have it in inventory or need to order it from a supplier in China. If we have it in inventory, we can package, ship and distribute the product within two (2) business days. We typically ship our products using UPS services.

When orders arrive at Sterling Seal, we ship the products to our customer and invoice on a 45-day basis.

Integrity Cargo Freight Corporation

Our subsidiary, Integrity, is a freight forwarding business. They are primarily responsible for transporting products we order from our suppliers back to our warehouse in Neptune, NJ. After Sterling Seal confirms from its supplier that a product is ready to be picked up, Integrity Cargo is responsible for picking up the products and getting them to the dock and delivered to the Sterling Seal warehouse.

Integrity shares a facility with Sterling Seal and manages the importation of Sterling Seal’s products and its exports to various countries. Currently eighty percent (80%) of Sterling Seal’s imports come from Asia, and ten percent (10%) of the Company’s sales are exported to various countries. However, all payables are billed and collected in USD, so Sterling Seal does not bear any foreign exchange risk on open payables.

We incorporated Integrity in order to vertically integrate our operations and not have to rely on third parties to deliver our products from the supplier. This has resulted in quicker delivery and more predictable delivery times.

This provides the Company with a competitive advantage over other importers of o-rings and seals as we can utilize our own freight company and consolidate our operations. As a result, the Company is able to provide lower prices to its customers. This also provides us with a much greater level of control over our shipping, which expedites lead times and deliveries to our customers.

Entering the freight forwarding market has provided the Company with a competitive advantage as compared with other importing distributors of rubber o-Rings. By having the ability to utilize our own freight company, we are able to consolidate shipments from various sources and ship as frequently as needed, which has resulted in improved efficiencies and delivery times.

Integrity also performs freight forwarding services for third party customers. Integrity currently has about twenty (20) customers for whom performs freight forwarding services. However, roughly fifty percent (50%) of its revenues derive from freight forwarding for Sterling Seal.

Integrity shares a facility and certain overhead costs such as information technology with Sterling Seal, so both entities have lower operational costs due to economies of scale.

ADDR Properties, LLC.

ADDR is one of our two subsidiaries that owns real property. ADDR owns a 28,000 square foot facility in Neptune, NJ. Roughly ninety percent (90%) of this property is used by Sterling Seal as its principal executive office and primary warehouse. The Company does not pay rent to ADDR for the use of this facility. The remaining 3,000 square feet of this facility is rented out to the Children’s Center of Monmouth County and another tenant.

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Q5 Ventures, LLC

Q5 owns a 5,000 square foot facility in Apopka, Florida, which is used by Sterling Seal for its Florida operations. This facility was specifically built for Sterling Seal’s operations. Sterling Seal does not pay rent to Q5.

Status of New Products and Services

Our latest strategy is to utilize the Blockchain to build out the first Decentralized International Marketplace for O-rings called “DiMO”. The buildout is planned to be done through use of a proprietary internally developed cryptocurrency, (also called “DiMO”) using the ERC20 token protocol over the Ethereum platform.

On December 5, 2017, the Company entered into a material definitive agreement with Upgrade Digital, Inc., d/b/a BlockchainDriven (“BlockchainDriven”), for BlockchainDriven to provide initial consulting services to the Company on the architecture, development and implementation of the Company’s new blockchain strategy to create a marketplace for “o-rings” globally, with an initial focus on Asia. This blockchain distribution strategy represents a next generation step for the Company. In the initial stage of the engagement BlockchainDriven assisted the Company with the conceptualization of the Blockchain token and the presentation of a roadmap for developing a token, including the structure and utility of that token. They delivered their initial roadmap in a formal presentation to the Company on January 12, 2018. Additionally, they have studied the o-ring market and assisted with the metrics of the DiMO cryptocurrency.

Since the initial engagement, the Company has engaged BlockchainDriven to actually implement much of their findings in the initial study. On January 29, 2018, we entered into a Token Development Agreement (the “TDA”) with BlockchainDriven. BlockchainDriven, under the TDA, agreed to serve as a contractor for hire of the Company to design, develop, and implement the DiMO token for the Company according to the functional specifications and related information provided by the Company. Under the TDA, the Company will own the DiMO token and all related intellectual property.

BlockchainDriven’s efforts have resulted in the production of the DiMO token which is currently deployed on the Rinkeby testnet on the Mist Browser (https://github.com/ethereum/mist/wiki). Additionally, the Company expects to engage BlockchainDriven to continue to improve the security and other features of the token by testing and making any necessary software upgrades between the date of this document and actual dividend distribution date. However, there can be no assurance that the foregoing can occur as planned, or at all.

Based on Blockchain technology, the goal of establishing DiMO is to solve the cash flow burdens from upfront inventory payments and high carrying costs problems for O-ring distributors, as well as to speed up the entire distribution process for o-rings. Plans for the DiMO marketplace are in early and preliminary stage and total funding and planning requirements have not been established, nor full resources allotted. Thus far with the assistance of BlockchainDriven, 100,000,000,000 DiMO tokens have been deployed on the Ethereum Testnet called Rinkeby testnet on February 10, 2018. Regulation of Blockchain systems is also in evolutionary and changing state, and we may have to alter our plans for DiMO based on such evolving regulations, which could cause substantial delays in the development of DiMO.

Specifics of the DiMO marketplace and the DiMO cryptocurrency

Currency on the DiMO marketplace

BlockchainDriven’s efforts have resulted in the production of the DiMO token which is currently deployed on the Rinkeby testnet on the Mist Browser (https://github.com/ethereum/mist/wiki). Additionally, the Company expects to engage BlockchainDriven to continue to improve the security and other features of the token by testing and making any necessary software upgrades between the date of this document and actual dividend distribution date.

The DiMO marketplace is still in the strategic planning phase. It is expected that the DiMO marketplace will exclusively use the Company’s own internally developed cryptocurrency, also called “DiMO”. We intend to initially distribute this currency via a cryptodividend to our stockholders as further discussed above.

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In order to maximize stockholder value and recoup the investment made to build out the network, the Company also intends to collect a fee of 90 basis points for every transaction on the DiMO marketplace. This fee is planned to be collected in the DiMO currency itself and is planned to be clearly disclosed on the DiMO marketplace upon buildout and deployment of that marketplace.

Creating the DiMO marketplace

We consider that creating participation in the DiMO marketplace will take a concerted grassroots effort to get a significant enough number of participants on DiMO to make it an effective marketplace. We intend to use multimedia, public relations, group events and one-on-one enlightenment discussions with key members of the o-ring community in order to create participation in the DiMO marketplace. However, there can be no assurance that we can effectuate the build out of the DiMO marketplace, and even if we can successfully accomplish the creation, there can be no assurance that there will be any users of the DiMO marketplace.

Definition of a Decentralized Marketplace

Essentially, a decentralized marketplace connects users and providers directly with one another, as opposed to having a middleman in place. For example, Uber is not a decentralized marketplace since to connect a traveler and a driver, you must go through the Uber app. With the DiMO marketplace, we intend that the O-ring purchaser and supplier will be connected directly via the Blockchain.

The ERC20 token protocol allows the creation of a token (cryptocurrency) that utilizes the existing Ethereum platform to make payments. One unique feature of the Ethereum platform is the utilization of “smart contracts”.

Smart Contracts

CoinDesk describes a smart contract as follows:

“While a standard contract outlines the terms of a relationship (usually one enforceable by laws), a smart contract enforces a relationship with cryptographic code. Put differently, smart contracts are programs that execute exactly as they are set up to by their creators.”

The blog, Mercury Protocol, describes a smart contract as follows:

“Smart contracts are pieces of code that can be deployed onto the Ethereum blockchain and live there in perpetuity (unless coded to self-destruct), without a governing body maintaining control over them. Smart contracts are trustless by nature. No party is required to trust another party. to complete a transaction. Instead, every party interacts with the same smart contract that contains an agreed upon set of rules in the form of code, that will run without the possibility of any third party manipulation.”

Thus, in the case of DiMO, it is intended that, the buyer and seller will execute a smart contract for the purchase and delivery of standard o-rings. The cryptocurrency will not transfer ownership until the majority of the DiMO community agrees that both sides of the smart contract (buyer and seller) have met their obligations, through the process of mining.

The DiMO marketplace will attempt to address the following issues faced by distributors in the O-ring industry:

Limited Circle of Influence

Currently, if an o-ring purchaser requires something not in its inventory, the purchaser must then call other distributors who are inventorying the product. This is often a small circle of other distributors where a relationship has been built over many years. While comfortable – this is very limiting to the purchaser. If the purchaser’s small circle of distributor contacts does not have the product in stock, the purchasing company must wait until it arrives from overseas which generally has a ship time of about 8 – 12 weeks. Conversely, with the DiMO marketplace, we believe that the purchaser will have exposure to a far greater number of other members of the o-ring community who have the needed standard o-ring item in inventory and can get it quickly to the purchaser via the DiMO marketplace to satisfy their customer demand.

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High Cost of Inventorying o-rings

Since there are 380 standard sizes for each of the 7 standard materials and there are over 2,600 items that an o-ring distributor must keep in inventory to cover the whole standard product gamut. Often, distributors can have great difficulty in managing customer’ needs versus delivery lead times. To keep customer service high requires carrying significant inventory –and thus, significant cost. With the DiMO marketplace, we believe that a distributor will have much more confidence that it can meet its customer needs quickly by filling customer orders off the DiMO marketplace and will therefore be able to carry less inventory. Carrying less inventory will translate into cost savings to a distributor and can vastly improve operating cash flow.

Pricing Competition

Since the o-ring market deals mainly in a commoditized standard product, pricing is very competitive. We believe that allowing a small distributor to see a vast number of sellers carrying the needed standard item will ensure a very competitive price.

Reduced Transaction Costs

Many distributors currently purchase o-rings using a credit card. This could cost the distributor 2-4.5% per transaction in credit card fees. If a distributor is financing its purchase with a line of credit it can pay on average 4-8% in annualized interest. If a distributor uses a letter of credit from a bank it can pay 2-3 % of the transaction value. We believe that using the DiMO marketplace smart contract system, none of these fees will be necessary and there would be only a nominal fee of 90 basis points paid to Sterling for every transaction.

Anonymity of Buyer and Seller

Due to complex relationships between manufacturers, their clients and the o-ring distributor community, a seller or buyer may desire anonymity. We believe that DiMO and the Blockchain can provide this desired anonymity to its participants, since the Blockchain reveals only a numbered “wallet” address, and not the name of the address holder. This way parties can transact business with each other, without each other or others in the community being aware of their identities.

CONTINUATION OF ROLL-UP ACQUISITION STRATEGY

In addition to the roll-out of the DiMO marketplace and the DiMO currency, the Company plans to continue to seek strategic acquisitions. Since the Company first went public in 2013, we have successfully executed two strategic acquisitions one in North Carolina and the other in Pennsylvania. Based on the highly fragmented distribution market in the United States, we believe that the market lends itself to such strategic acquisitions. We believe that the roll-up strategy will strengthen the entire DiMO effort by making us a larger and more influential member of the o-ring distribution community. Much of our business plan relies on our ability to convince our colleagues in the industry, as well as our suppliers to become part of the DiMO marketplace, and there can be no assurance of this.

Competition

We are one of hundreds of o-ring companies throughout the United States with sales less than $10 million. Since the o-ring product is a standard commoditized finished good, we believe that we are able to compete in our market by maintaining a large inventory of items and providing fast and dependable service, which begets customer loyalty. In order to establish competitive prices, we purchase large quantities of product at a time. It would be too costly for smaller companies or our customers to circumvent us by buying directly from the supplier because the prices are much higher for smaller orders. Importation costs are also high and add to the overall cost of the product.

We believe that this is a competitive advantage for us because we are a larger company that has the cash and other resources that enables us to hold inventory at our warehouse. This helps us maintain a competitive advantage because not only do we have the ability of reducing our costs, we can also decrease the amount of time it takes to deliver orders to our customers, provided that we have the product in our warehouse. Stockpiling inventory also requires capital. Currently, we have over $2.5 million in inventory to service our current customers’ demands.

For some of our customers, there is a cost incurred as a result of switching from Sterling Seal as a supplier. Because Sterling Seal is an approved supplier for many of our industrial and commercial customers, while other suppliers may not be approved, our customers could face increased costs as a result of switching to another supplier's product. For certain customers, in order to switch from an approved supplier, the product must be tested and approved. In the automotive industry the factories have to be audited and approved in addition to the distributor and their products. Because of the potential for increasing costs, our current customers are unlikely to abandon us.

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In addition, many of our customers place small orders throughout the year. It takes a long time to build the business to cover overhead costs. For this reason, it is difficult for a supplier to enter into our industry. Most of Sterling Seal’s accounts are repeat customers with consistent demands for O-rings and custom-molded rubber.

Once we have the product in our warehouse, either if it is already in inventory or if we just received the shipment of the product from China, the Company is able to cost-effectively distribute products to local markets across the United States within two (2) business days because we have established multiple distribution factories over the course of our years of operating. This helps to expedite deliveries and reduce costs. This also gives us an advantage over our competitors. In addition, the vertical integration of our freight forwarding business, Integrity, with our primary operations through Sterling Seal helps us deliver products more cost-effectively.

We currently have relationships with domestic and international distributors. The Company intends to increase sales through acquisitions and investing in complementary corporations.

Additionally, by seeking to address industrywide issues with our plan for DiMO, we believe we can compete by being more technologically advanced than our competitors. We believe, that many of our larger competitors will be slowed by the size of their organizations, while companies smaller than us likely lack the resources to enter into the Blockchain space.

The largest competitors in the o-ring industry are Parker Hannifin, Bosch and Fastenal. However, there are hundreds of distributors across the United States with sales from $500,000 to $50 million. The Company is not aware of any other o-ring company that has announced or endeavored to apply Blockchain technology to the o-ring industry. However, if a larger, more well-financed competitor entered the Blockchain space, due to our limited financing, we would be at a disadvantage.

Seasonality and Cyclical Nature of Business

We do not experience much seasonality or cyclical nature to our business. Our sales are consistent from month to month. However, we do experience a slight increase in volume at the beginning of the year because most of our customers have a budget and cash available to purchase products for the entire year. Also, during the summer months our sales are a little slower due to factory shutdowns and increased vacations by purchasing agents.

Sources and Availability of Raw Materials

Rubber is the raw material that we are dependent on in our business. In order to compete in the US, a supplier must import from China. This is due to the fact that manufacturing rubber is a labor intensive-project and labor costs are significantly cheaper in China than they are in the United States.

Intellectual Property

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We plan to assess the need for any copyright, trademark or patent applications on an ongoing basis.

Governmental Regulation

The cryptocurrency space has been subject to significant regulatory focus both abroad and by U.S. regulators. It is a new area where case law is virtually non-existent and various U.S. regulators including the IRS, the SEC and the CFTC have differing views on its treatment. Such conditions lead to an uncertain regulatory environment. We are likely going to incur significant costs in seeking to comply with applicable regulations in the cryptocurrency forum as they are adopted and released by the relevant regulating bodies. Please be advised that on December 11, 2017, the SEC release a statement on Cryptocurrencies and Initial Coin Offerings. Please review this statement carefully, it can be viewed at: https://www.sec.gov/news/public-statement/statement-clayton-2017-12-11.

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Integrity Cargo is regulated by the Federal Maritime Commission. The Federal Maritime Commission (FMC) is an independent regulatory agency responsible for the regulation of ocean-borne transportation in the foreign commerce of the U.S. The principal statutes or statutory provisions administered by the Commission are: the Shipping Act of 1984, the Foreign Shipping Practices Act of 1988, section 19 of the Merchant Marine Act, 1920, and Public Law 89-777. Failure to comply with these laws could subject us to penalties and other adverse consequences. To help ensure compliance with the foregoing, we periodically review our procedures regarding the shipping and importation of goods.

The global nature of our business creates various domestic and local regulatory challenges. The Foreign Corrupt Practices Act (“FCPA”) generally prohibits U.S.-based companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these and other anti-bribery laws. We operate in parts of the world that experience corruption by government officials to some degree and, in certain circumstances, compliance with anti-bribery laws may conflict with local customs and practices. Our global operations require us to import from various countries, which geographically stretches our compliance obligations. To help ensure compliance, our anti-bribery policy and training on a global basis provide our employees with procedures, guidelines and information about anti-bribery obligations and compliance. However, such anti-bribery policies will not always protect us from reckless, criminal or unintentional acts committed by our employees, agents or other persons associated with us. If we are found to be in violation of the FCPA or other anti-bribery laws (either due to acts or inadvertence of our employees, or due to the acts or inadvertence of others), we could suffer criminal or civil penalties or other sanctions, which could have a material adverse effect on our business.

Other than the foregoing, we are not aware of the need for any governmental approvals of our products. Since we utilize contract manufacturers, regulations will be the responsibility of the contract manufacturers. Before entering into any manufacturing contract we determine that the manufacturer has met all government requirements.

Research and Development

Research and development expenses were $0 for the year ended December 31, 2017, and $0 for the year ended December 31, 2016.

As noted in the Use of Proceeds, we expect to incur significant costs to build out the DiMO marketplace, and additional costs to integrate that marketplace with existing technologies.

Employees

As of February 14, 2018, we have 23 full time employees. Our employees consist of: (i) 5 salespersons; (ii) 5 management and administrative personnel; and (iii) 16 warehouse and shipping operators. We currently have 3 part time employees.

Marketing

We currently have relationships with several companies located in the United States and overseas. The Company markets its products primarily through word of mouth and referrals from its customers.  We attend several trade shows during the course of the year specifically to market our products. We routinely attend the SEMA show in Las Vegas, NV which is one of the largest supplier shows of its kind for the automotive market.  In addition, we supply distributors and end users with the product necessary for steering wheels and transmissions kits.  Our largest customer is Freudenberg who sells replacements kits to John Deer and Harley Davidson, amongst many other companies. Other automotive customers are Precision International and Sonnax Transmissions.

Another trade show is the Atlantic City Pool and Spa show.  We stock a variety of rubber seals to service the pool filter and pump manufacturers.  We also distribute our products to many resellers of replacement parts and pool stores.  Bay State Pool and Horizon Pool and Spa are two of our larger accounts in the pool industry.

A large portion of our customer base services the plumbing and industrial industries.  These accounts include, Fastenal, Kaman Industrial and Eastern Industrial.  They are localized to service a wide range of products, but they purchase o-Rings and rubber seals from Sterling Seal.

The marketing for ADDR and Q5, specifically the location of tenants, is through real estate agents.  The current agent of record for both companies is Sheldon Gross Realty, 80 Main Street, West Orange, New Jersey.

Integrity markets through direct sales and referrals only.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not a party to any pending or threatened litigation.

Environmental Matters

We do not believe that we will be subject to any environmental laws either state or federal.  Any laws concerning manufacturing and shipping will be the responsibility of the contract manufacturer.

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DESCRIPTION OF PROPERTY

Our principal executive office is located at 1105 Green Grove Road, Neptune, New Jersey 07753, and our telephone number is (732) 918-8004. This facility is owned by our subsidiary, ADDR, and serves as the principal executive office for each of our other subsidiaries. The Company does not pay rent to ADDR for the use of this facility.

In addition, we have a sales office located at 48 High Street, Norwell, Massachusetts 02061. This is a home office owned by 2 of our employees. We do not have a lease agreement or pay rent for them to use this as a home office.

We also own real property through our subsidiaries ADDR and Q5. ADDR owns a 28,000 square foot facility in Neptune, New Jersey, which we use for our principal office as set forth above, and which is primarily used by Sterling Seal for its operations. Q5 owns a 5,000 square foot facility that is used by Sterling Seal in Florida.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with (i) our financial statements and related notes thereto, and (ii) the section entitled “Description of Business,” included in this Offering Circular. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Offering Circular.

Overview

We were incorporated in the State of Nevada as Oceanview Acquisition Corp. on January 31, 2011. On May 18, 2012, we amended our Articles of Incorporation to change our name to Sterling Consolidated Corp.

Our largest subsidiary is Sterling Seal & Supply, Inc., a New Jersey corporation which was incorporated in 1997. Its predecessor was Sterling Plastic & Rubber Products, Inc., incorporated in New Jersey and was founded in 1970. Sterling Seal engages primarily in the distribution and sale of o-rings, rubber seals, oil seals, custom molded rubber parts, custom Teflon parts, Teflon rods, O-ring cord, bonded seals, O-ring kits, and stuffing box sealant.

We also own real property through our subsidiaries ADDR and Q5. ADDR owns a 28,000 square foot facility in Neptune, New Jersey, that is primarily used by Sterling Seal for its operations. ADDR used to own another property in Cliffwood Beach, New Jersey, that was previously occupied by Sterling Seal and is now rented out to tenants. In March of 2016, the Company sold its commercial building in Cliffwood Beach. The sale price was $625,000 and the Company recognized a loss on the sale of $39,910. Q5 owns a 5,000 square foot facility that is used by Sterling Seal in Florida.

In addition, our subsidiary Integrity is a freight forwarding business. Integrity shares a facility with Sterling Seal and manages the importation of Sterling Seal’s products and exports products on behalf of Sterling Seal to various countries. Currently eighty percent (80%) of Sterling Seal’s imports come from Asia, and ten percent (10%) of the Company’s sales are exported to various countries. However, all payables are billed and collected in USD, so Sterling does not bear any foreign exchange risk on open payables.

DiMO

Most recently, we have embarked, starting in the 4th quarter of 2017, upon a strategic plan to apply Blockchain technology to the o-ring industry as a whole.  An o-ring is a highly-engineered circular rubber based product that seals any liquid or gas and is used in the automotive, electrical and industrial sector. O-rings come in 7 standard materials (Teflon, Viton, EPDM, silicone, Aflas, Nbr, and urethane) and 300 standard sizes for each material.  These are known as “standard o-rings”.  In 1980, the last major U.S. manufacturer of standard o-rings ceased manufacturing domestically.  Since that time, standard o-ring production has been dominated by Chinese manufacturers and is currently a $45.6 billion industry.  This has created a highly fragmented market with many small distributors throughout the United States and Europe selling a highly commoditized product.   As a result, many companies must overcome issues of lack of financial trust, and the resultant high cost of doing business internationally in the form of credit card fees, required up-front purchases and/or the high cost of letters of credit. Additionally, because the products are commoditized, many distributors often buy and sell from each other due to the long lead time in receiving product from Asia.  Thus, due to the limitations of a small company’s circle of influence, that company may have only a small pool of other distributors it is aware of in order to source a product.

Thus, we have posited to de-centralize the international marketplace for standard o-ring sizes.  Utilizing Blockchain technology and a smart contract system together called “DiMO” for “Decentralized International Marketplace for O-rings,” we believe that we can use DiMO to provide trust amongst the o-ring community and thus provide widespread transparency in pricing, broad market access, anonymity to buyer and seller, and a projected reduction in transaction costs.  As part and parcel of this strategy, we have developed our own cryptocurrency “DiMO” that is intended to be used on the DiMO marketplace.  The Company has not distributed any DiMO tokens as of the date of this filing. The 100,000,000,000 DiMO tokens have been deployed on the Ethereum testnet called Rinkeby testnet on the Mist Browser (https://github.com/ethereum/mist/wiki) on February 10, 2018. The Company plans to deploy this cryptocurrency into the marketplace via a crypto dividend to be paid on December 14, 2018. However, there can be no assurance that the foregoing can occur as planned, or at all.

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Results of Operations

Comparison for the three months ended September 30, 2017 and 2016

Net Revenue

Net revenue increased by approximately $202,701 or approximately 14.6%, from $1,384,248 for the three months ended September 30, 2016 to $1,586,949 for the three months ended September 30, 2017. This increase was due primarily to increased demand from the industrial sector.

Total Cost of Sales

Cost of sales increased by $485,274 or approximately 15%, from $3,136,832 for the nine months ended September 30, 2016 to $3,622,106 for the nine months ended September 30, 2017. The increase in cost of sales was attributed to a commensurate increase in sales.

Gross profit

Gross profit decreased by $93,718 or approximately 20.2%, from $463,934 for the three months ended September 30, 2016 to $370,216 for the three months ended September 30, 2017. This decrease was due primarily to the above described increase in higher labor due to increased warehouse headcount in the current quarter.

Net Income

As a result of the above factors, the Company showed a net income of $83,161 for the three months ended September 30, 2017, as compared to a net loss of $13,888 for the three months ended September 30, 2016. This increase of $97,049or approximately 699% is primarily attributed to the above described increase in sales coupled with an increase in other income of $99,694 composed of a write-off of a vendor payable of $78,973 plus a refund on a copier lease of $20,547. Additionally, general and administrative costs decreased by $30,449 over the same period which was primarily attributed to a decrease of $21,431 in legal and accounting costs coupled with a decrease of approximately $17,000 in payroll due to decreased administrative headcount.

Comparison for the nine months ended September 30, 2017 and 2016

Revenue

Revenue increased by approximately $517,278 or approximately 12%, from $4,422,717 for the nine months ended September 30, 2016 to $4,939,995 for the nine months ended September 30, 2017. This increase is due to increased demand for o-rings in the industrial sector.

Total Cost of Sales

Cost of sales increased by $485,274 or approximately 15%, from $3,136,832 for the nine months ended September 30, 2016 to $3,622,106 for the nine months ended September 30, 2017. The increase in cost of sales was attributed to a commensurate increase in sales.

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Gross profit

Gross profit increased by approximately $32,004 or approximately 2%, from $1,285,885 for the nine months ended September 30, 2016 to $1,317,889 for the nine months ended September 30, 2017. This increase can be attributed to the above described changes in revenue and cost of sales.

Net Loss

As a result of the above described changes in revenue and cost of sales, our net income was $157,662 for the nine months ended September 30, 2017, as compared to a net loss of $87,120 for the nine months ended September 30, 2016. This was an increase of $244,782 or approximately 281%. This increase can be explained by increased sales coupled with the previously described reduced general and administrative costs and increase of $99,521 in other income in the third quarter.

Liquidity and Capital Resources

Cash requirements for, but not limited to, working capital, capital expenditures, and debt repayments have been funded from cash balances on hand, revolving borrowings, loans from officers, notes payable and cash generated from operations.

On September 30, 2017, we had cash and cash equivalents of approximately $14,264 as compared to approximately $6,814 as of December 31, 2016, representing an increase of $7,450. This increase can be explained by net cash provided by operating activities of $36,907 primarily attributed to an increase in accounts receivable of $246,129 and an increase of inventory of $207,323 offset by an increase in accounts payable of $318,366; net cash flows used in investing activities of $32,984 from the purchase of fixed assets; and net cash provided by financing activities of $3,527 primarily attributed to a net borrowing of a bank line of credit in the amount of $30,000 offset by a paydown on notes payable of $65,084 and a proceeds from related party loan of $38,611. On September 30, 2017, our working capital was approximately $1,660,420.

The cash flow from operating activities increased from net cash used of $118,109 for the quarter ended September 30, 2016 to net cash provided of $36,907 for the quarter ended September 30, 2017. This increase of $155,016 is primarily attributed to an increase in net income.

The cash flow from investing activities decreased from cash provided of $589,712 for the quarter ended September 30, 2016 to net cash used of $32,984. This decrease is attributed to the fact that in the 1st quarter of 2016, the Company realized cash on the sale of its Cliffwood Beech property in the amount of $562,237. In August 2017, the Company purchased a new HVAC unit for $13,144.

The cash flow from financing activities increased from net cash used of $482,353 for the quarter ended September 30, 2016 to net cash provided of $3,527 for the quarter ended September 30, 2017. This is primarily attributed to the fact that the Company made a large paydown on the bank line of credit (sourced from the sale of the Cliffwood Beach property) in the amount of $411,000 in the first quarter of 2016.

Bank Loans

The cash flow from financing activities increased from net cash used of $482,353 for the quarter ended September 30, 2016 to net cash provided of $3,527 for the quarter ended September 30, 2017. This is primarily attributed to the fact that the Company made a large paydown on the bank line of credit (sourced from the sale of the Cliffwood Beach property) in the amount of $411,000 in the first quarter of 2016.

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Critical Accounting Policies and Estimates

The preparation of our Consolidated Financial Statements, in accordance with accounting principles generally accepted in the United States, requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures pertaining to contingent assets and liabilities. Note 2, “Significant Accounting Policies,” to the Consolidated Financial Statements describes the significant accounting policies used to prepare the Consolidated Financial Statements. On an ongoing basis we evaluate our estimates, including, but not limited to, those related to bad debts, inventories, income taxes, and contingencies. We base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Actual results may differ from our estimates.

We believe the following accounting policies and estimates are the most critical. Some of them involve significant judgments and uncertainties and could potentially result in materially different results under different assumptions and conditions.

Revenue recognition

The Company recognizes revenue based on Account Standards Codification (“ASC”) 605 “Revenue Recognition” which contains Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In the case of Sterling Seal, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, shipment of the product has occurred, price is fixed or determinable and collectability of the resulting receivable is reasonably assured. For provision of third-party freight services provided by Integrity, revenue is recognized on a gross basis in accordance with ASC 605-45 " Revenue Recognition: Principal Agent Considerations " since Integrity is the primary obligor in its shipping arrangements. Revenue is generally recognized when the contracted goods arrive at their destination point. When revenues and expenses straddle a period end due to the time between shipment and delivery, Integrity allocates revenue between reporting periods based on relative transit time in each period with expenses recognized as incurred. Cost of goods is comprised of sale of o-rings and related rubber products. Freight services is comprised of freight forwarding and related services earned by Integrity and rental services is comprised of revenue from rental of commercial space to third parties.

Income taxes

Under the asset and liability method prescribed under ASC 740, Income Taxes, the Company uses the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of September 30, 2017, the Company had no uncertain tax positions.

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Fair values of financial instruments

In January 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825, effectively at the beginning of the second quarter in FY 2010, did not have a material impact on the company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Stock-based compensation

The Company records stock-based compensation at fair value of the stock provided for services. The Company currently does not have any issued and outstanding stock options or other derivatives.

Recent Accounting Pronouncements

The Company’s management has considered all recent accounting pronouncements. Management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Results of Operations

Comparison of the year ended December 31, 2016 and 2015

Revenues

For the years ended December 31, 2016 and 2015 we generated revenues of $5,738,965 and $6,399,337, respectively. This represents a decrease of $660,372 or approximately 10.3%. The reason for the decrease was overall slowdown in the industrial economy which created a slowdown in customer o-ring purchases.

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Total Cost of Sales

For the years ended December 31, 2016 and 2015 our overall cost of sales was $4,175,724 and $5,170,346, respectively. This represents a decrease of $994,622 or 19.2%. About half of this decrease can be explained by the above described commensurate decrease in revenues. The remainder of the decrease was attributed to decreased labor costs due to decreased headcount and the decrease in cost of petroleum based products (o-rings). Additionally, the Company had a non-recurring inventory adjustment of $163,000 in the third quarter of 2015 which further increased 2015 cost of sales.

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Gross profit

For the years ended December 31, 2016 and 2015 our gross profit was $1,563,241 and $1,228,991, respectively. This represents an increase of $334,250 or 27.2%. This increase can be attributed to the above described cost of sales decrease that outstripped the decrease in revenue.

Operating Expenses

For the years ended December 31, 2016 and 2015 we incurred operating expenses of $1,468,425 and $1,546,442, respectively. This represents a decrease of $78,017 or 5.0% explained primarily by a decrease in general and administrative expenses of $89,668.

The decrease in general and administrative expenses can be attributed to a reduction in general and administrative headcount as the former owners of both of the Company’s recent acquisitions retired in 2016.

Net Income (Loss)

As a result of the above factors, our net loss was $85,291 for the year ended December 31, 2016, as compared to net loss of $515,229 for the year ended December 31, 2015.

Liquidity and Capital Resources

Cash requirements for, but not limited to, working capital, capital expenditures, and debt repayments have been funded from cash balances on hand, revolver borrowings, loans from officers, notes payable and cash generated from operations.

At December 31, 2016, we had cash and cash equivalents of $6,814 as compared to $31,429 as of December 31, 2015, representing a decrease of $24,615. This increase can be explained by net cash provided by operating activities of $78,805; net cash provided by in investing activities of $506,748; and net cash used in financing activities of $596,751. At December 31, 2016 and 2015, our working capital was approximately $1,422,469 and $892,538 respectively.

The cash flows from operating activities decreased from net cash used of $167,057 for the year ended December 31, 2015 to net cash provided of $78,805 for the year ended December 31, 2016. This decrease is primarily attributed to a paydown of accounts payable offset by increased collections of accounts receivables.

The cash flow from investing activities reflects an increase of capital spending from net cash used of $78,235 for the year ended December 31, 2015 to net cash provided of $506,748 for the year ended December 31, 2016. This increase can be explained by the sale of the Company’s Cliffwood Beach building offset by an investment in a packing machine for the year ended December 31, 2016.

The cash flow from financing activities decreased from net cash used of $70,849 for the year ended December 31, 2016 to net cash used of $596,751 for the year ended December 31, 2015. This decrease is primarily attributed to paydown of the Company’s line of credit.

Bank Loans

On October 8, 2013, the Company obtained a line of credit with a New York City commercial bank. The line was for $1.25 million and carries a variable interest rate of 1.00% above the prime rate as published in the money rate tables of the Wall Street Journal. As of December 31, 2016 and 2015 the published prime rate was 3.75% and 3.5%, respectively. As of December 31, 2016 and 2015, the Company had drawdowns of $758,858 and $1,245,316, respectively, on the bank line of credit. In 2016 and 2015 the Company was in violation of its covenant with the bank and is currently seeking a waiver.

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The Company currently has a $1,113,209 mortgage outstanding. The mortgage has a variable rate of LIBOR plus 4.25% and is for a 5-year term expiring in October of 2018.

Critical Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in management’s estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Significant estimates include the estimated depreciable lives of fixed assets, inventory reserves and allowance for doubtful accounts.

Actual results could differ from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At times, balances in a single bank account may exceed federally insured limits.

Accounts Receivable

Accounts receivable, if any, are carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

Property, Plant and Equipment

Property and Equipment

Property and equipment are carried at historical cost of construction or purchase. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments that materially extend the life of the assets are capitalized. Leasehold improvements are amortized over the lesser of the base term of the lease or estimated life of the leasehold improvements.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The Company allocates 50% of its depreciation and amortization expenses to cost of sales.

Depreciation is computed for consolidated financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

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Classification	Estimated Useful Lives

Building and leasehold improvements	10 – 40 years

Machinery and equipment	5 – 10 years

Furniture and fixtures	5 – 10 years

Vehicles	10 years

Software	3 years

Inventories

Inventories, which are comprised of finished goods, are stated at the lower of cost (based on the first in, first out method) or market. Cost does not include shipping and handling fees, which are charged directly to income. The Company provides for estimated losses from obsolete or slow-moving inventories, which is approximately 4% of the total inventory, and writes down the cost of inventory at the time such determinations are made. Reserves are estimated based upon inventory on hand, historical sales activity, industry trends, the business environment, and the expected net realizable value. The net realizable value is determined based upon current awareness of market prices.

Revenue Recognition

The Company recognizes revenue based on Account Standards Codification (“ASC”) 605 “Revenue Recognition” which contains Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In the case of Sterling, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, shipment of the product has occurred, price is fixed or determinable and collectability of the resulting receivable is reasonably assured.  For provision of third-party freight services provided by Integrity, revenue is recognized on a gross basis in accordance with ASC 605-45 " Revenue Recognition: Principal Agent Considerations " since Integrity is the primary obligor in its shipping arrangements. Revenue is generally recognized when the contracted goods arrive at their destination point. When revenues and expenses straddle a period end due to the time between shipment and delivery, Integrity allocates revenue between reporting periods based on relative transit time in each period with expenses recognized as incurred. Cost of goods is comprised of sale of o-rings and related rubber products. Freight services is comprised of freight forwarding and related services earned by Integrity and Rental services is comprised of revenue from rental of commercial space to third parties.

Expenses

Cost of goods includes inventory costs, warehousing costs, direct labor and a depreciation allocation. Cost of inbound freight is included in cost of goods on the Statements of Operations.

Costs of services include direct costs for Freight services and Rental activities. The direct costs include agent fees, trucking, air and ocean freight and customs fees for the Freight services and repairs and maintenance and property taxes for the rental activities. Additionally, Cost of services includes direct labor for Freight services.

Sales and marketing includes direct labor and direct sales and marketing expenses.

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General and administrative expenses include administrative and executive personnel, depreciation and other overhead expenses.

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred.

Income Tax

Sterling Seal and Integrity’s S-Corporation election terminated effective January 1, 2012 in connection with the expectation of the initial public offering of the Company’s common stock in 2012. From Sterling Seal and Integrity's inception in 1997 and 2008, respectively, the Companies were not subject to federal and state income taxes as they were operating under an S-Corporation election. As of January 1, 2012, both Sterling Seal and Integrity became subject to corporate federal and state income taxes.  The consolidated financial statements presented herein, are presented as if all consolidating entities were subject to C-corporation federal and state income taxes for the periods presented.

Under the asset and liability method prescribed under ASC 740, Income Taxes, The Company uses the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2016 and 2015, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Tax years 2013 and 2014 and 2015 are subject to federal and state tax examination under the current statutes.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

☐	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

☐	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

☐	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

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The Company’s adoption of FASB ASC Topic 825, effectively at the beginning of the second quarter in FY 2010, did not have a material impact on the company’s consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no material financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods other than the interest rate swap contract described below. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Recent Accounting Pronouncements

The Company’s management has considered all recent accounting pronouncements. Management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

MANAGEMENT

The following table sets forth the name and age of officers and director as of February 14, 2018. Our executive officers are elected annually by our Board. Our executive officers hold their offices until they resign, are removed by the Board, or are replaced by elected and qualified successors.

Name	Age	Position
Angelo DeRosa	75	Chairman of the Board
Darren DeRosa	43	Chief Executive Officer and Director
Scott Chichester	47	Chief Financial Officer and Director

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Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Angelo DeRosa, Chairman of the Board

Angelo DeRosa founded the Company’s predecessor entity, Sterling Plastic & Rubber Products, Inc. in 1970. Mr. DeRosa was appointed to all current positions with the Company on June 8, 2012. Angelo currently serves as Chairman of the Board and is responsible for the financing and overall management of the entire organization. He also maintains key relationships with customers, banking institutions and industrial affiliations. Angelo studied Business Administration while attending Fairleigh Dickinson University, however he did not obtain a degree from FDU. He is currently involved in multiple charitable organizations, including serving as treasurer of the Holmdel First Aid.

Darren DeRosa, Chief Executive Officer and Director

Darren DeRosa has served as the chief executive officer of the Company since June 8, 2012. Darren runs the day-to-day operations of the Company, including managing business development projects in information technology, logistics and human resources, and seeking out potential acquisition targets. Darren earned a B.A. in Economics from Dickinson University and an M.B.A. from Monmouth University.

Scott Chichester, Chief Financial Officer and Director

Mr. Chichester was appointed as the Chief Financial Officer of the Company on June 8, 2012. Mr. Chichester is the proprietor of Scott R. Chichester CPA, a New York City based accounting, tax and consulting firm.  Mr. Chichester is experienced in taxation, capital formation and the financial services industry. He focuses his practice in the following areas: (i) corporate taxation; (ii) financial statement preparation and (iii) consulting.

Prior to establishing the firm in 2001, Mr. Chichester worked in the financial services division as an auditor for Ernst & Young in New York City.  Mr. Chichester then spent 5 years as an accountant in the Equities Controllers Division at Goldman Sachs Group LP.

Mr. Chichester founded DirectPay USA LLC, a payroll company in 2006 and founded Madison Park Advisors LLC, an advisory services company, in 2011 and Madison Park Advisors Corp, an advisory services company in 2017. From 2011 to 2017 he was CFO and a Director in Adeptpros Inc., f/k//a Madison Park Acquisition Corp. He also currently serves as Audit Committee Chairman and independent trustee of publicly traded ETF Fund Complexes Global X Funds (52 funds), and ARK Investment Trust (6 funds), which combined manage over $12 billion in investor money.

Identification of Certain Significant Employees

Fred Zink, President of Sterling Seal

Fred Zink, 66, has served as President of Sterling Seal since 2008.  All of the divisional Vice Presidents report directly to Mr. Zink.  He is also responsible for all activities related to human resources, accounting and productivity.  Mr. Zink also manages the sales and support staff for Sterling Seal for the southeast region.  Mr. Zink graduated from Mount Wachusett Community College in 1969 with an associate’s degree in Business Administration.

Mr. Zink has worked for Sterling Seal and no other employers for the past five years. Additionally, he has never held any directorships.

Family Relationship

The Company’s Chairman, Angelo DeRosa, is the father of the Company’s Chief Executive Officer and Director, Darren DeRosa.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Our directors are appointed until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the Company are managed under the direction of our Board. Each of our directors has attended all meetings either in person or via telephone conference. All communications from stockholders are relayed to the members of the Board.

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Board Committees

The Company currently does not have a standing compensation, nominating or audit committee. Rather, the Company’s board of directors performs the functions of these committees. The Company also currently does not have an “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. The Company believes that such committees are not needed as this time as the Company’s directors are able to give sufficient time and attention to such matters to be involved in all decision making. Further, because the Company’s common stock is not listed for trading or quotation on a national securities exchange, the Company is not required to have such committees.

Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board focuses on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board’s appetite for risk. While the board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company does not have a class of securities registered under the Exchange Act and therefore its directors, executive officers, and any persons holding more than ten percent of the Company’s common stock are not required to comply with Section 16 of the Exchange Act.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for:

●	our principal executive officer or other individual serving in a similar capacity,

●	our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2016 and 2017 whose compensation exceed $100,000, and

●	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2016 and 2017.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Darren DeRosa, Chief Executive Officer	2016	$152,406	0	0	0	0	0	0	$152,406
	2017	$152,210	0	0	0	0	0	0	$152,210
Scott Chichester, Chief Financial Officer	2016	$58,182	0	0	0	0	0	0	$58,182
	2017	$52,400	0	0	0	0	0	0	$52,400
Fred Zink, President of Sterling Seal	2016	$81,490	0	0	0	0	0	0	$81,490
	2017	$86,160	0	0	0	0	0	0	$86,160
Angelo DeRosa,Chairman of the Board*	2016	$0	0	0	0	0	0	8,000	$8,000
	2017	$0	0	0	0	0	0	8,000	$8,000

*this is an officer position

Outstanding Equity Awards at Fiscal Year-End Table

There were no outstanding equity awards for the years ended December 31, 2016 and 2015.

Employment Agreements

On April 28, 2015, the Company entered into an Employment Agreement with Scot Chichester in his capacity as the Company’s Chief Financial Officer. The term of the employment agreement was from April 29, 2015 to April 29, 2016. Pursuant to the Employment Agreement, Mr. Chichester was to receive a base salary in the amount of $47,000, and automobile allowance of $500 per month, and the eligibility to receive performance based bonuses. The parties continue to operate under terms of the employment agreement and plan to enter into an amendment to extend the term of the employment agreement in the near future.

Currently, we do not have any employment agreement in place with any of our officers and directors.

Compensation of Directors

The following table provides information for 2016 and 2017 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2016 and 2017. Other than as set forth in the table, to date we have not paid any fees to or, except for reasonable expenses for attending Board and committee meetings, reimbursed any expenses of our directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

Name and Principal Position	Year	Fees Earned ($)	Stock Awards ($)	All Other Compensation ($)	Totals ($)
Angelo DeRosa,	2016	$0	0	0	$0
Chairman of the Board	2017	$0	0	0	$0
Darren DeRosa,	2016	$0	0	0	$0
Director	2017	$0	0	0	$0
Scott Chichester,	2016	$0	0	0	$0
Director	2017	$0	0	0	$0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our Common Stock at February 9, 2018 and as adjusted to reflect the sale of the shares of Common Stock in this offering, for:

●	each person known to us to be the beneficial owner of more than 5% of our Common Stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

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Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Sterling Consolidated Corp, 1105 Green Grove Rd., Neptune, NJ 07753. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 40,715,540 shares of our Common Stock outstanding as of February 9, 2018.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock and Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 9, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Common Stock

	Shares Beneficially Owned(5)	Percentage of Shares Beneficially Owned(6)
Name of Beneficial Owner		Before Offering	After Offering
5% Stockholders:

Directors and Named Executive Officers:
Darren DeRosa (1)	19,560,000	44.64%	33.35%
Angelo DeRosa (2)	19,802,759	45.20%	33.76%
Scott Chichester (3)	4,627,000	10.44%	7.82%
Frederick Zink (4)	535,000	1.30%	0.95%

All named executive officers and directors as a group (four persons)	44,524,759	87.28%	67.61%

* Represents less than 1%

(1)	The number of shares beneficially owned by Mr. Darren DeRosa includes: 16,460,000 shares of common stock; and options to purchase 3,100,000 shares of our common stock at $0.03 per share; 407,000 of the common stock shares included are owned in street name with Mr. DeRosa being able to control the voting and disposition of such shares.

(2)	The number of shares beneficially owned by Mr. Angelo DeRosa includes: 16,560,000 shares of common stock; and options to purchase 3,100,000 shares of our common stock at $0.03 per share; 142,759 of the common stock shares included are owned in street name with Mr. DeRosa being able to control the voting and disposition of such shares.

(3)	The number of shares beneficially owned by Mr. Chichester includes: 1,027,000 shares of our common stock which are owned by DeAnna Choi, Mr. Chichester’s wife, and both she and Mr. Chichester have joint voting and dispositive control of these shares, and Mr. Chichester further holds options to purchase 3,600,000 shares of our common stock at $0.03 per share; 407,000 of the common stock shares included are owned in street name with Mr. Chichester and Ms. Choi being able to control the voting and disposition of such shares. 500,000 of the foregoing options are held by Madison Park Advisors Corp., of which Mr. Chichester is the CEO and beneficial owner.

(4)	The number of shares beneficially owned by Mr. Zink includes 35,000 shares of our common stock and option to purchase 500,000 shares of our common stock at $0.03 per share.

(5)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. In determining the percent of common stock owned by a person or entity as of the date of this Report, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on as of February 9, 2018, 40,715,540 shares, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares. Beneficial ownership calculations relating to after this offering, are based on the assumption that we can sell the maximum number of shares offered hereunder, which is 55,555,555.

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(6)	Based on 40,715,540 shares of the Company’s common stock issued and outstanding as of the date of this report.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2015 and each currently proposed transaction in which:

●	We have been or will be a participant;

●	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

●	any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Throughout the history of the Company, the Chairman, Angelo DeRosa has periodically loaned the Company money. The loan has a twenty -year term maturing on December 31, 2031 and calls for principal and simple interest to be paid at various yearly intervals at the rate of three percent. For the year ended December 31, 2016, the Company accrued interest of $48,208 and paid $87,525 on the related party note, leaving an ending balance on the note of $1,681,632. For the year ended December 31, 2015, the Company accrued interest of $51,183 and made cash repayments of $43,202 on the related party note, leaving an ending balance on the note of $1,720,949.

The balance of this loan as of September 30, 2017 was $1,684,958. The current balance of the loan is $1,618,356.

Further, on December 26, 2017, the Company entered into Non-Qualified Option Agreements (the “Option Agreements”) with certain officers, directors, employees and consultants, pursuant to the approval of the Company’s Board of Directors on December 18, 2017. The Option Agreements provide that the options are fully vested upon issuance, and may be exercised for four or five year periods, depending upon the identity and position of the option grantee. The options may be exercised to purchase the Company’s common stock at an exercise price per option is $0.03 per share. The Option Agreements also provide for cashless and net exercise, restrictions on transferability, and certain termination provisions for cause.

Specific grants of options pursuant to the Option Agreements are as follows:

Name and Title of Optionee	Number of Options Granted	Exercise Period

Angelo DeRosa, Chairman	3,100,000	5 Years

Darren DeRosa, CEO	3,100,000	5 Years

Scott Chichester, CFO*	3,100,000	4 Years

Madison Park Advisors Corp.*	500,000	4 Years

Fred Zink, SCC Employee	500,000	4 Years

John Magoulis, SCC Employee	500,000	4 Years

*Scott Chichester, CFO is the beneficial owner of Madison Park Advisors Corp.

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Indemnification of Directors and Officers

Our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by NRS. We also do not maintain directors’ and officers’ liability insurance.

Policies and Procedures for Related Person Transactions

All future transactions, if any, between us and our officers, directors and principal stockholders and their affiliates, as well as any transactions between us and any entity with which our officers, directors or principal stockholders are affiliated are planned to be reviewed and approved or ratified in accordance with policies and procedures that our board of directors intends to adopt effective upon the completion of this offering. Such policies and procedures are planned to require that related person transactions be approved by the audit committee or our board of directors or otherwise in accordance with the then applicable SEC and rules and regulations governing the approval of such transactions. The forthcoming policies and procedures have not been and will not be applied to the related party transactions described above.

DESCRIPTION OF CAPITAL STOCK

We are offering a minimum of 1,111,111 shares of our Common Stock and maximum of 55,555,555 shares of our Common Stock (the “Offered Shares”), par value of $0.001 per share (the “Common Stock”), on a “best efforts” basis, pursuant to this Offering Circular. In computing the minimum and maximum number of shares of Common Stock offered by the Company, we assumed an initial public offering price of $0.90 per share of Common Stock, which is the upper range of the price range from $0.25 to $0.90 per share. The issuer intends to price this offering after qualification by the SEC pursuant to Rule 253(b). In computing the aggregate offering price of this offering, which is up to $50,000,000, the issuer used the upper end of the range, which is $0.90, as required by Rule 253(b)(2)(ii).

The following description of our capital stock is based upon our articles of incorporation, our bylaws, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws, copies of which are filed with the SEC as exhibits to this Offering Circular.

Pursuant to an amendment to our articles of incorporation filed with the Nevada Secretary of State on May 18, 2012, our authorized capital stock consists of 210,000,000 shares of capital stock with a par value of $0.001 per share, consisting of 200,000,000 shares of Common Stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”).

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The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock, and the Preferred Stock authorized in accordance with the terms and conditions set forth in the articles of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Holders of our Common Stock are entitled to one vote for each share registered in his or her name in the books of the Company on all matters submitted to a stockholder vote. The affirmative vote of the majority of shares entitled to vote on the matter presented whether in person at a meeting or by proxy, at which a quorum is present, shall be the act of the shareholders of the Company. A quorum shall be present at all meetings of shareholders of the Company, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

Preferred Stock

The Board of Directors is authorized at any time, and from time to time, to provide the for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Options

At February 9, 2018, executives and key employees had outstanding fully vested options to purchase an aggregate of 10,800,000 shares of Common Stock, exercisable at a price of $0.03 per share. 6,200,000 of the options are exercisable for a period of 5 years from December 26, 2017 and 4,600,000 of the options are exercisable for a period of 4 years from December 26, 2017.

Registration Rights

No holders of any shares of our Common Stock have rights to require us to file registration statements for the public resale of our shares

Anti-Takeover Effects of Various Provisions of Nevada Law and our Articles of Incorporation

Provisions of the NRS and our Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

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Effects of authorized but unissued common stock and blank check preferred stock.

One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad powers to establish the rights and preferences of authorized and unissued shares of stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Removal of Directors.

Our Bylaws provide that a director may only be removed from office with or without cause by a vote of two-thirds of the shareholders entitled to vote thereon at a special meeting of the shareholders held for the purpose of removing a director.

Authorized but Unissued Shares.

Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval.

Interested Stockholder Statute.

We are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes (“NRS”) Sections 78.411 through 78.444) which prohibits an “interested stockholder” from entering into a “combination” with us, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of our capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors.

NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the NRS may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws.

Transfer Agent

The transfer agent for our Common Stock is VStock Transfer LLC located at 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

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SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

The Company’s Common Stock was formerly listed on the OTCQB of OTC Markets, and is currently on the OTC Pink tier, under the same symbol “STCC”, and the Company has reapplied for certification for listing on the OTCQB, however there can be no assurance that such application can be successful. Although there has been a very limited public market for our common stock, we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options, or the perception that these sales could occur in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon completion of this offering, assuming the maximum amount of shares of Common Stock offered in this offering are sold, we estimate that there will be approximately 75,908,336 shares of our Common Stock outstanding. In computing the maximum number of shares of Common Stock offered by the Company, we assumed an initial public offering price of $0.90 per share of Common Stock, which is the upper range of the price range from $0.25 to $0.90 per share. We intend to price this offering after qualification pursuant to Rule 253(b). In computing the aggregate offering price of this offering, which is up to $50,000,000, the issuer used the upper end of the range, which is $0.90, as required by Rule 253(b)(2)(ii). This number excludes any issuance of additional shares of Common Stock that could occur in connection with:

●	any exercise of stock options outstanding as of the date of this Offering Circular.

We believe that the shares of our Common Stock sold in this Offering will be freely tradable in the public market, except to the extent they are held by or acquired by an “affiliate” of ours, as such term is defined in Rule 405 under the Securities Act. Under Rule 405, an affiliate of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. Any affiliate of ours that acquires our shares can only further transact in such shares in compliance with Rule 144 under the Securities Act, which imposes sales volume limitations and other restrictions on such further transactions. See “— Rule 144,” below. In addition to the foregoing, shares of our Common Stock not sold in this offering will be restricted securities written the meaning of Rule 144, and would be tradable only if they are sold pursuant to a registration statement under the Securities Act or if they qualify for an exemption from registration, including under Rule 144. See “— Rule 144,” below.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

●	1% of the then-outstanding shares of common stock, which will equal approximately 759,083 shares immediately after this offering; and

●	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

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We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds such common stock as a “capital asset” within the meaning of the Code. This discussion is based on currently existing provisions of the Code, applicable United States Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the United States Internal Revenue Service (the “IRS”) all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, United States expatriates, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local, or foreign tax or United States federal estate or alternative minimum tax consequences relating to the ownership and disposition of our common stock. Prospective investors should consult their tax advisors regarding the United States federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that is not, for United States federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity or arrangement taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

●	any entity or arrangement treated as a partnership for United States federal income tax purposes;

●	an estate the income of which is subject to United States federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership that holds our common stock and any partner who owns an interest in such a partnership should consult their tax advisors regarding the United States federal income tax consequences of an investment in our common stock.

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You should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership, and disposition of our common stock as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Property Dividend Distributions on Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to make cash distributions on our stock. The cryptocurrency property dividend has been declared on February 14, 2018, and is planned to be scheduled to be distributed on December 14, 2018, and it is expected that it generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition.”

The gross amount of dividends paid to a non-U.S. holder with respect to our common stock generally will be subject to United States federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, generally, a non-U.S. holder will be subject to United States federal income tax with respect to such dividends on a net income basis at regular graduated United States federal income tax rates in the same manner as a United States person (as defined under the Code). Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to dividends on our common stock will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder (i) is not a United States person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-United States partnership or non-United States intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Prospective investors, and in particular prospective investors engaged in a United States trade or business, are urged to consult their tax advisors regarding the United States federal income tax consequences of owning our common stock.

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Sale, Exchange, or Other Taxable Disposition

Generally, a non-U.S. holder will not be subject to United States federal income tax on gain realized upon the sale, exchange, or other taxable disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (ii) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition and certain other conditions are satisfied, or (iii) we are or become a “United States real property holding corporation” (as defined in Section 897(c) of the Code) at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our common stock and either (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other taxable disposition occurs, or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock at some time during the shorter of the five-year period ending on the date of disposition or such holder’s holding period for our common stock. Although there can be no assurances in this regard, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

Generally, gain described in clause (i) of the immediately preceding paragraph will be subject to tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person (as defined under the Code). A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. An individual non-U.S. holder described in clause (ii) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends in respect of our common stock, and, after December 31, 2016 will be required on gross proceeds from the sale or other disposition of our common stock, in each case, held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-United States entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any substantial United States owners or (ii) provides certain information regarding the entity’s substantial United States owners. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

The consolidated financial statements as of December 31, 2016 and 2015 and for the years then ended included in this Offering Circular have been audited by SadlerGibb & Associates, LLC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

71

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF THE SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Circular on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Circular, does not contain all of the information set forth in the Offering Circular or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Offering Circular and the exhibits and schedules filed with the Offering Circular. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Circular are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Circular. The Offering Circular, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Circular may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.sterlingconsolidated.com. After the completion of this offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Once we become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

72

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

3.	Tax Information. On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

73

F-1

 STERLING CONSOLIDATED CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(UNAUDITED)
ASSETS
Current assets
Cash and cash equivalents	$14,264	$6,814
Account receivable, net	802,154	556,025
Inventory, net	2,930,545	2,723,222
Notes receivable and other current assets	64,261	45,888

Total current assets	3,811,224	3,331,949

Property and equipment, net	1,845,510	1,903,512
Intangible assets, net	90,308	103,209
Deferred tax asset	112,821	157,428

Total assets	$5,859,863	$5,496,098

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$1,340,773	$1,022,407
Bank line of credit	788,858	758,858
Other liabilities	-	70,960
Derivative liability	5,516	15,061
Current portion of long-term notes payable	23,669	42,194

Total current liabilities	2,158,816	1,909,480

Other liabilities
Long-term notes payable, related parties	1,684,958	1,681,632
Long-term notes payable	1,089,258	1,135,817
Total other liabilities	2,774,216	2,817,449

Total liabilities	4,933,032	4,726,929

Stockholders' equity
Preferred stock, $0.001 par value; 10,000,000 shares
authorized, no shares issued	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 40,715,540 and 40,715,540 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	40,716	40,716
Additional paid-in capital	1,446,278	1,446,278
Accumulated deficit	(560,163)	(717,825)
Total stockholders' equity	926,831	769,169

Total liabilities and stockholders' equity	$5,859,863	$5,496,098

See accompanying notes to consolidated financial statements

F-2

STERLING CONSOLIDATED CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016

Revenues
O-rings and rubber product sales	$1,537,617	$1,366,162	$4,794,900	$4,333,853
Freight services	49,332	18,086	145,095	88,864
Total revenues	1,586,949	$1,384,248	4,939,995	$4,422,717

Cost of sales
Cost of goods	1,147,433	870,203	3,423,166	2,988,691
Cost of services	69,300	50,111	198,940	148,141
Total cost of sales	1,216,733	920,314	3,622,106	3,136,832

Gross profit	370,216	463,934	1,317,889	1,285,885

Operating expenses
Sales and marketing	59,312	59,553	168,126	154,048
General and administrative	368,147	398,596	1,026,566	1,139,030
Total operating expenses	427,459	458,149	1,194,692	1,293,078

Operating income (loss)	(57,243)	5,785	123,197	(7,193)

Other income and expense
Other income	102,252	2,558	116,746	(1,437)
Loss on sale of real estate	-	-		(39,910)
Loss on sale of vehicle	-		(2,502)
Gain (loss) on interest rate swap	2,116	8,156	9,545	(1,826)
Interest expense	(40,181)	(39,649)	(115,437)	(111,501)
Total other income (expense)	64,187	(28,935)	8,352	(154,674)

Income (loss) before provision for income taxes	6,944	(23,150)	131,549	(161,867)

Provision (benefit) for income taxes	(76,217)	(9,262)	(26,113)	(74,747)

Net income (loss)	$83,161	$(13,888)	$157,662	$(87,120)

Net income (loss) per share of common stock:
Basic and diluted	$0.00	$(0.00)	$0.00	$(0.00)

Weighted average number of shares outstanding
Basic and diluted	40,715,540	40,715,540	40,715,540	40,715,540

See accompanying notes to consolidated financial statements

F-3

STERLING CONSOLIDATED CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended September 30
	2017	2016
Cash flows from operating activities
Net income (loss)	$157,662	$(87,210)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101,385	112,780
Bad debt expense	-	14,144
Loss on sale of building	-	39,910
Loss on sale of Jeep	2,502	-
(Gain) loss on swap	(9,545)	1,826
Changes in operating assets and liabilities:
Accounts receivable	(246,129)	145,269
Inventory	(207,323)	(30,512)
Deferred tax asset	44,607	(49,436)
Accrued interest, related party	(35,285)	(27,998)
Other assets	(18,373)	(49,790)
Accounts payable and accrued interest payable	318,366	(172,890)
Other liabilities	(70,960)	(14,202)
Net cash provided by (used in) operating activities	36,907	(118,109)

Cash flows from investing activities
Purchase of fixed and intangible assets	(32,984)	-
Sale of building	-	589,712
Net cash provided by (used in) investing activities	(32,984)	589,712

Cash flows from financing activities
Net borrowing (paydown) of bank line of credit	30,000	(436,458)
Payments on notes payable	(65,084)	(45,895)
Net loan - related party	38,611	-
Net cash provided by (used in) financing activities	3,527	(482,353)

Net change in cash and cash equivalents	7,450	(10,660)

Cash and cash equivalents at the beginning of period	6,814	31,429

Cash and cash equivalents at the end of period	$14,264	$20,769

Supplemental disclosures of cash flow information:
Cash paid for interest	$115,437	$71,852
Cash paid for taxes	$750	$750

See accompanying notes to consolidated financial statements

F-4

STERLING CONSOLIDATED CORP. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

NOTE 1 – BASIS OF PRESENTATION

The accompanying interim financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of and for the period ended, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2016 audited financial statements.  The results of operations for the periods ended September 30, 2017 and September 30, 2016 are not necessarily indicative of the operating results for the full years.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The accounting policies applied by the Company in these condensed interim financial statements are the same as those applied by the Company in its audited consolidated financial statements as at and for the year ended December 31, 2016.

There have been no changes in the Company's significant accounting policies for the period ended September 30, 2017 as compared to those disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, we evaluate our estimates, including those related to the accounts receivable and sales allowances, fair values of financial instruments, useful lives of intangible assets and property and equipment, inventory valuations, income taxes, and contingent liabilities, among others. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Inventories

Inventories, which are comprised of finished goods, are stated at the lower of cost (based on the first in, first out method) or market. Cost does not include shipping and handling fees, which are charged directly to income. The Company provides for estimated losses from obsolete or slow-moving inventories, which is approximately 4% of the total inventory, and writes down the cost of inventory at the time such determinations are made. Reserves are estimated based upon inventory on hand, historical sales activity, industry trends, the business environment, and the expected net realizable value. The net realizable value is determined based upon current awareness of market prices.

F-5

STERLING CONSOLIDATED CORP. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

Revenue Recognition

The Company recognizes revenue based on Account Standards Codification (“ASC”) 605 “Revenue Recognition” which contains Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In the case of Sterling, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, shipment of the product has occurred, price is fixed or determinable and collectability of the resulting receivable is reasonably assured.  For provision of third-party freight services provided by Integrity, revenue is recognized on a gross basis in accordance with ASC 605-45 " Revenue Recognition: Principal Agent Considerations " since Integrity is the primary obligor in its shipping arrangements. Revenue is generally recognized when the contracted goods arrive at their destination point. When revenues and expenses straddle a period end due to the time between shipment and delivery, Integrity allocates revenue between reporting periods based on relative transit time in each period with expenses recognized as incurred. Cost of goods is comprised of sale of o-rings and related rubber products. Freight services is comprised of freight forwarding and related services earned by Integrity and Rental services is comprised of revenue from rental of commercial space to third parties.

Basic and Diluted Earnings per Share

The computation of basic earnings (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented. The computation of fully diluted earnings (loss) per share includes common stock equivalents outstanding at the balance sheet date. The Company had no stock options and warrants that would have been included in the fully diluted earnings per share for the nine month periods ended September 30, 2017and 2016, respectively.

NOTE 3 – SALE OF REAL ESTATE

In March of 2016, the Company sold its commercial building in Cliffwood Beach, New Jersey. The sale price was $625,000 and the Company recognized a loss on the sale of $39,910. The Company received $562,327 in cash at closing with $20,000 held in escrow for repairs. $14,826 of the $20,000 in escrow was returned to the Company on August 1, 2016.

NOTE 4 – SUBSEQUENT EVENTS

The Company reviewed any significant transactions that would qualify for subsequent event reporting up through November 17, 2017. None were noted.

F-6

STERLING CONSOLIDATED CORP.

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

AND

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended

December 31, 2016 and 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Sterling Consolidated Corp.

We have audited the accompanying consolidated balance sheets of Sterling Consolidated Corp. (“the Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sterling Consolidated Corp. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
April 17, 2017

F-2

STERLING CONSOLIDATED CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$6,814	$31,429
Account receivable, net	556,025	732,972
Inventory, net	2,723,222	2,796,796
Notes receivable and other current assets	45,888	20,525

Total current assets	3,331,949	3,581,722

Property and equipment, net	1,903,512	2,527,227
Intangible assets, net	103,209	120,466
Deferred tax asset	157,428	162,439

Total assets	$5,496,098	$6,391,854

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$1,022,407	$1,291,227
Bank line of credit	758,858	1,245,316
Other liabilities	70,960	66,665
Derivative liability	15,061	24,560
Current portion of long-term notes payable	42,194	61,416
		-
Total current liabilities	1,909,480	2,689,184

Other liabilities
Long-term notes payable, related parties	1,681,632	1,720,949
Long-term notes payable	1,135,817	1,127,261
Total other liabilities	2,817,449	2,848,210

Total liabilities	4,726,929	5,537,394

Stockholders' equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 40,715,540 and 40,715,540 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	40,716	40,716
Additional paid-in capital	1,446,278	1,446,278
Accumulated deficit	(717,825)	(632,534)
Total stockholders' equity	769,169	854,460

Total liabilities and stockholders' equity	$5,496,098	$6,391,854

See accompanying notes to consolidated financial statements

F-3

STERLING CONSOLIDATED CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2016	2015

Revenues
O-rings and rubber product sales	$5,632,422	$6,244,222
Freight services	106,543	155,115
Total revenues	5,738,965	$6,399,337

Cost of sales
Cost of goods	3,995,601	4,961,040
Cost of services	180,123	209,306
Total cost of sales	4,175,724	5,170,346

Gross profit	1,563,241	1,228,991

Operating expenses
Sales and marketing	222,960	211,309
General and administrative	1,245,465	1,335,133
Total operating expenses	1,468,425	1,546,442

Operating income (loss)	94,816	(317,451)

Other income and expense
Other income	(11,790)	(39,010)
Loss on sale of real estate	(39,910)	-
Gain on interest rate swap	9,499	783
Interest expense	(141,516)	(151,376)
Loss on impairment of goodwill and intangible assets	-	(136,743)
Total other expense	(183,717)	(326,346)

Loss before provision for income taxes	(88,901)	(643,797)

Provision (benefit) for income taxes	(3,610)	(128,568)

Net loss	$(85,291)	$(515,229)

Net income per share of common stock:
Basic and diluted	$(0.00)	$(0.01)

Weighted average number of shares outstanding
Basic and diluted	40,715,540	40,667,216

See accompanying notes to consolidated financial statements

F-4

STERLING CONSOLIDATED CORP

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-in Capital	Deficit	Total
Balance, December 31, 2014 (Restated)	40,517,540	$40,518	$1,439,734	$(117,305)	$1,362,947

Common stock issued for cash - net of issuance costs	198,000	198	6,544	-	6,742
Net loss for the year ended December 31, 2015	-	-		(515,229)	(515,229)

Balance, December 31, 2015	40,715,540	$40,716	$1,446,278	$(632,534)	$854,460

Net loss for the year ended December 31, 2016	-	-	-	(85,291)	(85,291)

Balance, December 31, 2016	40,715,540	$40,716	$1,446,278	$(717,825)	$769,169

F-5

STERLING CONSOLIDATED CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31
	2016	2015
Cash flows from operating activities
Net loss	$(85,291)	$(515,229)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154,623	152,222
Bad debt expense	(13,910)	-
Change in inventory reserve	-	16,000
Loss on sale of building	39,910	-
Gain on swap	(9,499)	(783)
Loss on impairment of intangible assets	-	136,743
Changes in operating assets and liabilities:
Accounts receivable	190,858	246,449
Inventory	73,574	76,311
Prepaids and other current assets	-	51,261
Deferred tax asset	5,011	(93,098)
Accrued interest, related party	-	15,548
Other assets	(25,364)	-
Accounts payable and accrued interest payable	(268,818)	283,134
Other liabilities	4,294	(201,501)
Net cash provided by operating activities	65,388	167,057

Cash flows from investing activities
Purchase of fixed and intangible assets	(70,405)	(78,235)
Sale of building	577,153	-

Net cash provided by (used in) investing activities	506,748	(78,235)

Cash flows from financing activities
Net borrowing (paydown) of bank line of credit	(486,458)	55,044
Payments on notes payable	(70,976)	(132,633)
Net loan (paid) - related party	(39,317)	-
Net proceeds(cost) of common stock after issuance costs	-	6,740

Net cash used in financing activities	(596,751)	(70,849)

Net change in cash and cash equivalents	(24,615)	17,971

Cash and cash equivalents at the beginning of period	31,429	13,458

Cash and cash equivalents at the end of period	$6,814	$31,429

Supplemental disclosures of cash flow information:
Cash paid for interest	$141,516	$151,376
Cash paid for taxes	$750	$456

See accompanying notes to consolidated financial statements

F-6

STERLING CONSOLIDATED CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

On June 8, 2012, in expectation of going public, a share exchange was effected in which Sterling Consolidated Corp., delivered 30,697,040 shares to shareholders of Sterling Seal and Supply, Inc. (“Sterling Seal”); 1,500,000 shares to the shareholders of Integrity Cargo Freight Corporation (“Integrity”); 540,000 shares to the members of Q5 Ventures, LLC (“Q5”) and 1,080,000 shares to the members of ADDR Properties, Inc. (“ADDR”). The existing shareholders of Sterling Consolidated Corp. (“Sterling Consolidated” or “the Company”) retained 2,880,000 shares resulting in a total of 36,697,040 shares outstanding post-share exchange. The resultant structure is such that Sterling Consolidated is effectively a holding corporation with 100 percent ownership of Sterling Seal and Supply, Inc., Integrity, Q5 and ADDR. The consolidated financial statements presented herein are presented as if the share exchange had occurred at January 1, 2011.

Organization, Nature of Business, Stock Split, and Principles of Consolidation

Sterling Seal and Supply, Inc.

Sterling Seal and Supply, Inc. (“Sterling Seal”) is a New Jersey corporation founded in 1997 which distributes O-rings and other rubber products worldwide. Since 1980, Sterling and its predecessor, Sterling Plastic and Rubber Products, Inc. (founded in 1969), has been importing products from China for distribution. Sterling Seal focuses on quality and service by initially proving itself as a 2nd or 3rd source vendor.

Integrity Cargo Freight Corporation

On January 4, 2008, the principals of Sterling Seal founded Integrity Cargo Freight Corporation (“Integrity”) as a New Jersey Corporation. Integrity is a cargo and freight company that currently manages the importing of Sterling’s products from Asia and export to various other countries. In addition to providing freight forwarding services for the Company, Integrity has third-party customers. Integrity targets the Company’s customer base market but is able to acquire additional customers through the use of agents. Freight forwarding revenues and expenses are included in the operating income on the consolidated statement of operations presented herein.

ADDR Properties, LLC

ADDR Properties, LLC (“ADDR”) is a New Jersey limited liability company (“LLC”) formed on September 17, 2010 as a real estate holding company. ADDR owns a 28,000 square foot warehouse facility in Neptune, NJ and is occupied 90% by Sterling Seal to conduct its operations and 10% by the Children’s Center of Monmouth. The current lease agreement with the Children’s Center is for three (3) years.

The second property managed through ADDR was an investment property in Cliffwood Beach, NJ and was previously occupied by Sterling before the Company moved to its current location. Previously the Company rented this commercial space to other tenants, but sold the property in March of 2016. Rental revenues and expenses are included in other income on the consolidated statements of operations presented herein.

Q5 Ventures, LLC

Q5 Ventures, LLC is a Florida LLC formed on September 6, 2006. The LLC owns the commercial building in Florida from which the Florida division of Sterling operates. The 5,000 square foot facility was designed and built for the Company’s operations in 2008.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

These consolidated financial statements include the accounts of Sterling Consolidated Corp. and its four wholly-owned subsidiaries. The subsidiaries were acquired by Sterling Consolidated Corp. through a share exchange agreement effected on June 8, 2012. The consolidated financial statements presented herein, are presented as if the business combination via share exchange and the stock split in Sterling Seal and Supply, Inc. were effective at the beginning of the periods being reported on. ADDR, Integrity, Q5 and Sterling Seal were under the control of Angelo DeRosa and/or Darren DeRosa for the periods being reported on. All significant intercompany transactions have been eliminated. Hereafter the consolidated accounts of Sterling Consolidated Corp. and its subsidiaries are referred to as “the Company”.

F-7

Use of Estimates

The preparation of consolidated financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in management’s estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Significant estimates include the estimated depreciable lives of fixed assets, inventory reserves and allowance for doubtful accounts.

Actual results could differ from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At times, balances in a single bank account may exceed federally insured limits.

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. The Company’s accounts receivable is presented net of allowances of $123,090 and $137,000 as of December 31, 2016 and 2015, respectively.

Inventories

Inventories, which are comprised of finished goods, are stated at the lower of cost (based on the first-in, first-out method) or market. Cost does not include shipping and handling fees, which are charged directly to income. The Company provides for estimated losses from obsolete or slow-moving inventories, and writes down the cost of inventory at the time such determinations are made. Reserves are estimated based upon inventory on hand, historical sales activity, industry trends, the business environment and the expected net realizable value. The net realizable value is determined based upon current awareness of market prices. The Company recorded an inventory reserve of $141,000 and $141,000 as of December 31, 2016 and 2015, respectively.

Goodwill

We test goodwill balances as of July 1 for impairment on an annual basis during the third quarter, or whenever impairment indicators arise. We utilize several reporting units in evaluating goodwill for impairment. We assess the estimated fair value of reporting units using a combination of a market-based approach with a guideline public company method and a discounted cash flow methodology. If the carrying amount of a reporting unit exceeds the fair value of the reporting unit, an impairment charge is recognized in an amount equal to the excess of the carrying amount of the reporting unit goodwill over the implied fair value of that goodwill. At December 31, 2015, goodwill consisted of a $970 excess of the purchase prices over net assets acquired in asset acquisitions. In 2015 the Company recognized an impairment loss on goodwill and intangible assets of $136,743 due to decreased sales in its 2014 acquisition of RG Sales Inc., leaving an ending balance of goodwill of $0 and $0 as of December 31, 2016 and 2015, respectively.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were $0 and $135,773 impairments of long-lived assets during the years ended December 31, 2016 and 2015, respectively.

F-8

Property and Equipment

Property and equipment are carried at historical cost of construction or purchase. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments that materially extend the life of the assets are capitalized. Leasehold improvements are amortized over the lesser of the base term of the lease or estimated life of the leasehold improvements.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The Company allocates 50% of its depreciation and amortization expenses to cost of sales.

Depreciation is computed for consolidated financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Classification	Estimated Useful Lives
Building and leasehold improvements	10 – 40 years
Machinery and equipment	5 – 10 years
Furniture and fixtures	5 – 10 years
Vehicles	10 years
Software	3 years

Segment Reporting

ASC 280-10 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief decision maker in deciding how to allocate resources and in assessing performance. The Company has one main segment: O-rings and rubber products. Additionally, it has activities in freight services and rental services however, these activities are immaterial to the overall endeavor and therefore, segment information is not presented.

Revenue Recognition

The Company recognizes revenue based on Account Standards Codification (“ASC”) 605 “Revenue Recognition” which contains Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’ and No. 104, “Revenue Recognition”. In the case of Sterling, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, shipment of the product has occurred, price is fixed or determinable and collectability of the resulting receivable is reasonably assured.  For provision of third-party freight services provided by Integrity, revenue is recognized on a gross basis in accordance with ASC 605-45 " Revenue Recognition: Principal Agent Considerations " since Integrity is the primary obligor in its shipping arrangements. Revenue is generally recognized when the contracted goods arrive at their destination point. When revenues and expenses straddle a period end due to the time between shipment and delivery, Integrity allocates revenue between reporting periods based on relative transit time in each period with expenses recognized as incurred. Cost of goods is comprised of sale of O-rings and related rubber products. Freight services is comprised of freight forwarding and related services earned by Integrity and Rental services is comprised of revenue from rental of commercial space to third parties.

Cost of Sales

Cost of goods includes inventory costs, warehousing costs, direct labor and a depreciation allocation. Cost of inbound freight of $67,962 and $110,935, for the years ended December 31, 2016 and 2015, respectively, is included in cost of goods on the Statements of Operations.

Costs of services include direct costs for freight services and rental activities. The direct costs include agent fees, trucking, air and ocean freight and customs fees for the freight services and repairs and maintenance and property taxes for the rental activities. Additionally, cost of services includes direct labor for freight services.

Income Taxes

Sterling Seal and Integrity's S-Corporation election terminated effective January 1, 2012 in connection with the expectation of the initial public offering of the Company’s common stock in 2012. From Sterling Seal and Integrity's inception in 1997 and 2008, respectively, the Companies were not subject to federal and state income taxes as they were operating under an S-Corporation election. As of January 1, 2012, the both Sterling and Integrity became subject to corporate federal and state income taxes.  The consolidated financial statements presented herein, are presented as if all consolidating entities were subject to C-corporation federal and state income taxes for the periods presented.

F-9

Under the asset and liability method prescribed under ASC 740, Income Taxes, The Company uses the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities have been adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2016 and 2015, the Company had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The tax years 2014 and 2015 and 2016 are subject to federal and state tax examination under the current statutes.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

▪	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

▪	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

▪	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825, effectively at the beginning of the second quarter in FY 2010, did not have a material impact on the company’s consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no material financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods other than the interest rate swap contract described below. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Interest Rate Swap Contract

The Company employs an interest rate swap to manage interest rate risk on its variable mortgage note. The Company does not use swaps or other derivatives for trading or speculative purposes. The interest rate swap is recorded on the balance sheet at fair value. Cash flows associated with the interest rate swap are presented in the same category on the consolidated statements of cash flows as the item being hedged.

We designate our fixed-to-floating interest rate swap as a fair value derivative instrument. In 2013 the Company entered into an interest rate swap contract as an economic hedge against interest rate risk through 2018. Hedge accounting treatment per guidance in ASC 815-10 and related subsections was not pursued at inception of the contracts. Changes in the fair value of the derivatives are recorded in current earnings. The derivatives were recorded as a liability on the Company’s balance sheet at an aggregate fair value of $15,061 and $24,560 as of December 31, 2016 and 2015, respectively.

F-10

The following are the major categories of assets and liabilities measured at fair value on a recurring basis as of December 31:

Year	Instrument	Level 1	Level 2	Level 3	Total
2016	Interest rate swap derivative liability	$-	$-	$15,061	$15,061
2015	Interest rate swap derivative liability	$-	$-	$24,560	$24,560

The fair value of the interest rate swap is determined using observable market inputs such as current interest rates, and considers nonperformance risk of the Company and that of its counterparts.

Concentration of Credit Risk

As of December 31, 2016 and 2015 one (1) customer represented. 10.7% and 16.4% of accounts receivable, respectively. This same customer accounted for 11.4% and 10.0% of sales for the years ended December 31, 2016 and December 31, 2015, respectively.

Basic and Diluted Earnings (Loss) per Share

Basic earnings (loss) per share are computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the period end stock price is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. For the year ended December 31, 2016 and 2015, there were no outstanding common stock equivalents, thus fully diluted earnings per share and basic earnings per share were the same figure.

Reclassification

Certain balances in previously issued financial statements have been reclassified to be consistent with the current period presentation.

Recently Issued Accounting Standards

The Company’s management has considered all recent accounting pronouncements. Management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 – NOTES RECEIVABLE

In 2013, a loan was made to a non-officer employee in the amount of $3,000. In 2012, the Company recorded two (2) loans to non-officer employees in the net amount of $28,201 and $3,000. The loan for $28,201 bears interest at 5% over 3 years and was written off in 2015. The other notes have no specific repayment terms and the borrowers may repay these notes at any time, in whole or in part, without penalty or additional interest. The aggregate balance as of December 31, 2016 and December 31, 2015 was $1,250 and $1,200, respectively.

NOTE 4 – PROPERTY AND EQUIPMENT

As of December 31, 2016 and 2015 the Company’s property and equipment consisted of the following:

	2016	2015
Land, building & leasehold improvements	$1,815,726	$2,488,439
Machinery and equipment	1,051,983	989,664
Vehicles	290,103	221,709
Total property and equipment	3,157,812	3,699,812

Less: accumulated depreciation	1,254,300	1,172,585
Property and equipment, net	$1,903,512	$2,527,227

F-11

Depreciation expense included as a charge to income for the years ended December 31, 2016 and 2015 was $137,366 and $152,222, respectively. In March of 2016, the Company sold its Cliffwood Beach property for $625,000 and recognized a loss of $39,910.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consist of goodwill and of the unamortized portion of identified intangible assets (customer lists) recorded in connection with the asset acquisition. The following table presents the detail of intangible assets for the periods presented:

	December 31,	December 31,
	2016	2015

Identified intangible assets (customer lists)	290,097	290,097
Impairment of customer lists	(135,773)	(135,773)
Accumulated amortization	(51,115)	(33,858)
Intangible assets, net	$103,209	$120,466

Weighted-average remaining life	6 years	7 years

Amortization expense on definite-lived intangible assets (excluding goodwill) included as a charge to income was $17,257 and $19,340 for the years ended December 31, 2016 and 2015, respectively. An impairment charge to income of $-0- and $135,773 to income were recorded for the years ended December 31, 2016 and 2015, respectively.

NOTE 6 – LINES OF CREDIT

On October 8, 2013, the Company obtained a line of credit with a New York City commercial bank. The line was for $1.25 million and carries a variable interest rate of 1.00% above the prime rate as published in the money rate tables of the Wall Street Journal. As of December 31, 2016 and 2015 the published prime rate was 3.75% and 3.5%, respectively. As of December 31, 2016 and 2015, the Company had drawn down $758,858 and $1,245,316, respectively, on the bank line of credit. In 2016 the Company was in violation of its covenant with the bank and is seeking a waiver.

NOTE 7– NOTES PAYABLE AND DEBT

At December 31, 2016 and 2015, long-term debt consisted of the following:

	December 31, 2016	December 31, 2015
Mortgage payable, due in monthly installments of principal and interest through October 8, 2018. Interest is charged variably at 2.25% above the LIBOR rate. Secured by the assets of the Company and personal guarantee of the Chairman of the Board and the CEO. The note is amortized over a 20-year period but has a 5-year maturity, which will require refinancing in October of 2018.	$1,113,209	$1,140,617

Vehicle loan secured by the vehicle, maturing on November 21, 2017. Interest is charged at 3.9% per annum.	-	18,746

Vehicle loan secured by the vehicle, maturing on March 4, 2022. Interest is charged at 2.99% per annum.	37,330	-

Financing agreement on software purchase, maturing on March 31, 2017. Interest is charged at 5.0% per annum.	4,491	29,314

Vehicle loan secured by the vehicle, maturing on September 8, 2022. Interest is charged at 3.99% per annum.	22,981	-
Total long-term debt	1,178,011	1,188,677

Less current portion of long-term debt	(42,194)	(61,416)
Long-term debt	$1,135,817	$1,127,261

F-12

Future minimum principal payments due in each of the years subsequent to December 31, 2016 are as follows:

Years Ending December 31	Future Minimum Principal Payments

2017	$42,194
2018	1,096,446
2019	11,006
2020	11,381
2021	11,768
Thereafter	5,216
Total	$1,178,011

For the years ended December 31, 2016 and 2015, respectively, the Company recognized $34,569 and $32,091 in interest expense on long-term debt.

NOTE 8 – NOTES PAYABLE, RELATED PARTIES

Throughout the history of the Company, the Chairman, Angelo DeRosa has periodically loaned the company money. The loan has a twenty year term maturing on December 31, 2031 and calls for principal and simple interest to be paid at various yearly intervals at the rate of three percent. For the year ended December 31, 2016, the Company accrued interest of $48,208 and paid $87,525 on the related party note, leaving an ending balance on the note of $1,681,632. For the year ended December 31, 2015, the Company accrued interest of $51,183 and made cash repayments of $43,202 on the related party note, leaving an ending balance on the note of $1,720,949.

NOTE 9 – LEASE COMMITMENTS

The Company owns its offices and warehouse facilities in New Jersey and Florida. The Company's North Carolina and Pennsylvania facilities are currently under a month-to-month lease and have no future commitments.

The future minimum lease payments in the years subsequent to December 31, 2016 are as follows:

	2017	2018	2019	Total
Vehicles	$9,300	$6,200	$-	$15,500
Property	8,225	8,525	5,075	21,825
Subtotal	$17,525	$14,725	$5,075	$37,325

NOTE 10 – RETIREMENT PLAN

The Company maintains a defined contribution retirement plan for the benefit of eligible employees. The Company has frozen the retirement plan indefinitely. No employer contributions will be made until the plan is reactivated. As of December 31, 2016 and 2015, $64,274 and $32,944 was owed under the defined contribution retirement plan, respectively.

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company has authorized 200,000,000 shares of common stock with par value of $0.001. As of December 31, 2016 and 2015 the Company had 40,715,540 and 40,715,540 shares of common stock issued and outstanding, respectively. On May 18, 2012, the Company authorized the issuance of 10,000,000 shares of preferred stock with a par value of $0.001. No shares of preferred stock have been issued as of the date of this filing.

F-13

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. In 2015, the Company has sold 198,000 shares of stock at an average price of $.0338/share for  total proceeds of $6,701. In 2016, the Company did not issue any shares of stock.

NOTE 12 – INCOME TAXES

The Company’s deferred tax assets and liabilities consist of the following:

	December 31,	December 31,
	2016	2015

Current Assets and Liabilities:
Provision for doubtful accounts	$50,282	$55,965
Vacation Accrual	5,337	6,832
Total	55,619	62,797
Valuation Allowance	-	-
Current Deferred Tax Asset, net	55,619	62,797

Noncurrent Assets and Liabilities:
Depreciation	37,744	35,577
Writedown of Goodwill	64,065	64,065
Total	101,809	99,642
Valuation Allowance	-	-
Noncurrent Deferred Tax Liability, net	$101,809	$99,642

Total Deferred Tax - Asset, net	$157,428	$162,439

The provisions for income taxes for the years ending December 31 consist of the following:

	December 31,
	2016	2015
Deferred tax expense (benefit)	$5,011	$(93,098)
Current provision	(8,621)	(35,740)
Total Provision for (Benefit of) Income Taxes	$(3,610)	$(128,568)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax strategies in making this assessment.

The Company accounts for uncertain tax positions based upon authoritative guidance that prescribes a recognition and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return (ASC 740-10). The guidance also provides direction on derecognition and classification of interest and penalties.

Management has evaluated and concluded that there are no material uncertain tax positions requiring recognition in the financial statements for the year ended December 31, 2016.  The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses.

F-14

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes as follows:

	2016		2015
	Amount	Impact on Rate	Amount	Impact on Rate
Income tax at federal rate	$(31,115)	35.00%	$(207,459)	35.00%
State tax, net of Federal effect	(517)	.58%	(34,675)	5.85%
Total permanent differences	28,022	(31.52)%	0	0.00%
True-up of taxes payable	0	0%	113,566	(19.16)%
NOL deduction	0	0%	0	0%
Total tax credits	-	0.00%	-	0.00%
Valuation allowance	-	0.00%	-	0.00%
Total Provision	$(3,610)	4.06%	$(128,568)	21.69%

NOTE 13 – COMMITMENTS AND CONTINGENCIES

The Company is party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

As of the date of this report there are no material pending legal proceedings to which the Company is a party or of which any of its property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855, management evaluated the subsequent events through April 17, 2017 and none were noted.

F-15

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1	Articles of Incorporation (incorporated by reference herein to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 10, 2012).

2.2	Bylaws (incorporated by reference herein to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 10, 2012).

2.3	Amendment to the Company’s Articles of Incorporation. *

4.1	Form of Subscription Agreement for Regulation A Offering.**

6.1	Form of Sterling Consolidated Corp. Non-Qualified Option Agreement (incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2017).

6.2	Consulting Contract between Sterling Consolidated Corp. and UpGrade Digital, Inc. d/b/a BlockchainDriven (incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2017).

6.3	Token Development Agreement between Sterling Consolidated Corp. and Upgrade Digital, Inc., dba BlockchainDriven, dated January 29, 2018 (incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2018).

6.4	Copy of HUD settlement statement for sale of building by the Company in 2016. *

6.5	Employment Agreement with Scott Chichester.*

8.1	Form of Escrow Agreement, between Segal Gebski PLLC (Escrow Agent) and Sterling Consolidated Corp.**

11.1	Consent of Sadler, Gibb & Associates, LLC.*

11.2	Consent of Legal & Compliance, LLC (included in Exhibit 12.1).*

12.1	Opinion of Legal & Compliance, LLC.*

13.1	Testing the waters materials.**

*filed herewith

**to be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neptune, State of New Jersey, on February 14, 2018.

STERLING CONSOLIDATED CORP.

By:	/s/ Darren DeRosa
Darren DeRosa
Chief Executive Officer

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on February 14, 2018.

Signature	Title	Date

/s/ Darren DeRosa	Chief Executive Officer and Director	February 14, 2018
Darren DeRosa	(Principal Executive Officer)

/s/ Scott Chichester	Chief Financial Officer and Director	February 14, 2018
Scott Chichester	(Principal Financial and Accounting Officer)

/s/ Angelo DeRosa	Chairman of the Board	February 14, 2018
Angelo DeRosa